Exhibit 4.5

FIFTH AMENDED AND RESTATED

TRANSFER AND SERVICING AGREEMENT

by and among

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Servicer, Account Owner and Administrator

CHASE CARD FUNDING LLC,

as Transferor

CHASE ISSUANCE TRUST,

as Issuing Entity

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee and Collateral Agent

Dated as of December 16, 2024

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01	Definitions	3
Section 1.02	Other Interpretative Provisions	19

ARTICLE II

CONVEYANCE OF COLLATERAL

Section 2.01	Conveyance of Collateral	21
Section 2.02	Acceptance by Trust	23
Section 2.03	Representations and Warranties of the Transferor	24
Section 2.04	Representations and Warranties of the Transferor Relating to this Agreement, any Series Supplement and the Collateral	26
Section 2.05	Transfer of Ineligible Receivables and Ineligible Collateral Certificates	29
Section 2.06	Reassignment of Collateral	32
Section 2.07	[Reserved]	33
Section 2.08	Covenants of the Transferor	33
Section 2.09	Covenants of the Transferor with Respect to Any Applicable Receivables Purchase Agreement	34
Section 2.10	[Reserved]	34
Section 2.11	Increases in the Invested Amount of an Existing Collateral Certificate	34
Section 2.12	Addition of Collateral	35
Section 2.13	Removal of Accounts	39
Section 2.14	Account Allocations	40
Section 2.15	Discount Receivables	41

ARTICLE III

COLLECTIONS, ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.01	Collections and Allocations	42
Section 3.02	Allocations of Finance Charge Collections, the Default Amount and the Trust Servicing Fee	44
Section 3.03	Allocations of Principal Collections	44
Section 3.04	Allocations of Finance Charge Collections, the Default Amount, the Servicing Fee and Principal Collections Allocable to the Transferor Interest of Asset Pool One	44
Section 3.05	Transfer of Defaulted Accounts	45
Section 3.06	Adjustments for Miscellaneous Credits and Fraudulent Charges	46
Section 3.07	Recoveries and Interchange	46

i

Section 7.04	Servicer Indemnification of the Transferor, the Trust, the Owner Trustee, the Indenture Trustee and the Collateral Agent	65
Section 7.05	Resignation of the Servicer	66
Section 7.06	Delegation of Duties	66
Section 7.07	Examination of Records	66

ARTICLE VIII

ACQUISITION OF TRUST ASSETS

Section 8.01	Acquisition of Trust Assets	68

ARTICLE IX

INSOLVENCY EVENTS

Section 9.01	Rights upon the Occurrence of an Insolvency Event	69

ARTICLE X

SERVICER DEFAULTS

Section 10.01	Servicer Defaults	70
Section 10.02	Indenture Trustee To Act; Appointment of Successor	72
Section 10.03	Notification to Noteholders	73
Section 10.04	Waiver of Past Defaults	73

ARTICLE XI

TERMINATION

Section 11.01	Termination of Agreement	74

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Amendment; Waiver of Past Defaults	75
Section 12.02	Protection of Right, Title and Interest in and to Trust Assets	76
Section 12.03	Fees Payable by the Servicer	77
Section 12.04	GOVERNING LAW	77
Section 12.05	Notices	78
Section 12.06	Severability of Provisions	79
Section 12.07	Further Assurances	79
Section 12.08	No Waiver; Cumulative Remedies	79
Section 12.09	Counterparts	80
Section 12.10	Third-Party Beneficiaries	80
Section 12.11	Actions by Noteholders	80

EXHIBITS

EXHIBIT A-1	Form of Assignment of an Additional Collateral Certificate
EXHIBIT A-2	Form of Assignment of Receivables in Additional Accounts
EXHIBIT B	Form of Reassignment of Receivables in Removed Accounts
EXHIBIT C	Form of Annual Servicer’s Certificate
EXHIBIT D-1	Form of Opinion of Counsel with Respect to Amendments
EXHIBIT D-2	Form of Opinion of Counsel with Respect to Collateral Certificates
EXHIBIT D-3	Provisions to be Included in Annual Opinion of Counsel
EXHIBIT E	Form of Power of Attorney
EXHIBIT F	Form of Annual Certification
EXHIBIT G	Servicing Criteria to be Addressed in Assessment of Compliance
EXHIBIT H	Form of Opinion of Counsel Regarding Additional Accounts

v

This FIFTH AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT (this “Agreement”), by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank” or “JPMCB”), a national banking association, as Servicer, Account Owner and Administrator, CHASE CARD FUNDING LLC, a Delaware limited liability company (“Chase Card Funding”), as Transferor, CHASE ISSUANCE TRUST, a Delaware statutory trust, (the “Issuing Entity”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“CTCNA”), as indenture trustee, (in such capacity, the “Indenture Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”) is made and entered into as of December 16, 2024 (the “Closing Date”).

RECITALS

WHEREAS, prior to January 20, 2016 (the “Amendment Closing Date”), Chase Bank USA, National Association (“Chase USA”) transferred receivables and other assets directly to the Issuing Entity, pursuant to the Transfer and Servicing Agreement, dated as of May 1, 2002, the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2004, the Second Amended and Restated Transfer and Servicing Agreement, dated as of March 14, 2006 and the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, each by and among Chase USA, the Issuing Entity and Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, as indenture trustee and collateral agent (together, the “Prior TSAs”);

WHEREAS, Chase Card Funding was created as a Delaware limited liability company on November 1, 2015, and is governed pursuant to a Second Amended and Restated Limited Liability Company Agreement, dated as of the Amendment Closing Date (the “LLC Agreement”), by Chase USA, as the sole member, in accordance with the provisions of the Delaware Limited Liability Company Act;

WHEREAS, pursuant to the Assignment and Assumption Agreement, dated as of the Amendment Closing Date (the “Assignment and Assumption Agreement (CCF)”), by and between Chase USA and Chase Card Funding, (a) Chase Card Funding agreed to become the successor transferor and to assume from Chase USA the covenants and obligations of the Original Transferor (as defined below) and all rights granted to the Original Transferor under the Prior TSAs and (b) Chase USA assigned to Chase Card Funding and Chase Card Funding accepted (i) the Transferor Interest (as defined below), (ii) the Beneficial Interest (as defined below) and (iii) certain retained classes of Notes;

WHEREAS, pursuant to the Receivables Purchase Agreement, dated as of the Amendment Closing Date (the “Original Agreement”), by and between Chase USA and Chase Card Funding (i) Chase USA transferred, from time to time, certain Receivables existing or arising in designated revolving credit card accounts of Chase USA to Chase Card Funding and (ii) Chase Card Funding purchased, from time to time, such Receivables from Chase USA;

WHEREAS, pursuant to the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of the Amendment Closing Date (the “Fourth A&R TSA”), by and among Chase Card Funding, as transferor, the Issuing Entity, Chase USA, as servicer, account owner and administrator, and Wells Fargo, as indenture trustee and collateral agent, Chase Card Funding transferred the Receivables purchased from Chase USA under the Original Agreement to the Issuing Entity;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated January 24, 2019, by and between JPMCB and Chase USA, Chase USA was merged with and into JPMCB under the laws of the United States and the separate existence of Chase USA ceased and JPMCB continued as the surviving bank (the “Merger”), and JPMCB succeeded Chase USA as sole member of Chase Card Funding;

WHEREAS, pursuant to the Assignment and Assumption Agreement, dated as of November 1, 2024, by and between Wells Fargo and CTCNA (the “Assignment and Assumption Agreement (Trustee Transfer)”), Wells Fargo assigned and CTCNA assumed and agreed to perform all covenants and obligations as indenture trustee and as collateral agent with respect to the Issuing Entity (the “Trustee Transfer”);

WHEREAS, the parties hereto desire to amend and restate the Fourth Amended and Restated Transfer and Servicing Agreement in its entirety to, among other things, reflect the Merger and the Trustee Transfer, as set forth below; and

WHEREAS, all conditions precedent to the execution of this Agreement have been complied with;

NOW, THEREFORE, the parties hereto hereby agree that effective on and as of the date hereof, the Fourth Amended and Restated Transfer and Servicing Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Account” means (a) each revolving credit card account established pursuant to a Credit Card Agreement between JPMCB or an Affiliate and any Person, identified by account reference number and by the Receivable balance as of the related Addition Cut-Off Date in a list (in the form of a computer file, microfiche list, CD-ROM or such other form as agreed upon between the Original Transferor and the applicable Collateral Agent) previously delivered to the applicable Collateral Agent, as designee of the Issuing Entity, by the Original Transferor pursuant to the Prior TSAs and the Initial Account Assignments and (b) each revolving credit card account established pursuant to a Credit Card Agreement between JPMCB or an Affiliate and any Person, identified by account reference number and by the Receivable balance as of the related Addition Cut-Off Date in a list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between JPMCB and Chase Card Funding and, with respect to each Addition Cut-Off Date, between Chase Card Funding and the Collateral Agent), delivered by, or caused to be delivered by, the Transferor to the Collateral Agent, as designee of the Issuing Entity, pursuant to subsection 2.12(c). The definition of “Account” shall include (i) each Transferred Account, (ii) an Additional Account only from and after the Addition Date with respect thereto, (iii) any Removed Account only prior to the Removal Date with respect thereto and (iv) a Defaulted Account only prior to the date of transfer to the Transferor pursuant to Section 3.05.

“Account Assignment” has the meaning specified in subsection 2.12(c)(iv).

“Account Owner” means JPMCB or any Affiliate which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

“Addition Cut-Off Date” means, with respect to any Additional Account, the date as of which such Additional Account shall have been selected by the Transferor for inclusion as an Account pursuant to Section 2.12.

“Addition Date” has the meaning specified in subsection 2.12(a)(i).

“Additional Account” means each additional Eligible Account owned by an Account Owner and designated for inclusion as an Account pursuant to Section 2.12.

“Additional Collateral Certificate” means each additional Collateral Certificate designated for inclusion as a Collateral Certificate by the Transferor to the Trust pursuant to Section 2.12.

“Adjustment Payment” has the meaning specified in subsection 3.06(a).

“Administrator” means JPMCB, in its capacity as Administrator pursuant to this Agreement, and any successors or assigns.

“Adverse Effect” has the meaning specified in the Indenture.

“Aggregate Addition Limit” means, with respect to Asset Pool One, the aggregate number of Additional Accounts that may be designated as belonging to Asset Pool One without prior satisfaction of the Note Rating Agency Condition, equal to the aggregate number of Additional Accounts which would either (x) with respect to any consecutive three-month period, equal 15% of the aggregate number of Accounts designated for inclusion in Asset Pool One as of the first day of such three-month period or (y) with respect to any twelve-month period, equal 20% of the aggregate number of Accounts as of the first day of such twelve-month period.

“Agreement” has the meaning specified in the Preamble.

“Amendment Closing Date” has the meaning specified in the Recitals.

“Amendment Closing Date Account” means each Account listed on Schedule 2 to this Agreement as of the Amendment Closing Date.

“Annual Membership Fee” has the meaning specified in the Credit Card Agreement applicable to each Account for annual membership fees or similar fees.

“Appointment Day” has the meaning specified in Section 9.01.

“Asset Pool One Supplement” means the Fourth Amended and Restated Asset Pool Supplement to the Fifth Amended and Restated Indenture, dated as of December 16, 2024, by and between the Issuing Entity and CTCNA, as Indenture Trustee and as Collateral Agent, as amended, restated or supplemented or otherwise modified from time to time.

“Assignment” means an Account Assignment or a Collateral Certificate Assignment, as applicable.

“Assignment and Assumption Agreement (CCF)” has the meaning specified in the Recitals.

“Assignment and Assumption Agreement (Trustee Transfer)” has the meaning specified in the Recitals.

“Authorized Officer” means, with respect to the Issuing Entity, (a) an authorized signatory of the Owner Trustee, or (b) the chairman or vice-chairman of the board of directors, chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Owner Trustee, or any other officer or employee of the Owner Trustee who is authorized to act on behalf of the Issuing Entity.

“Bank” has the meaning specified in the Preamble.

“Beneficial Interest” has the meaning specified in the Trust Agreement.

“Cash Advance Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for cash advance fees or similar fees.

“Certified Note Owner” has the meaning specified in the Indenture.

“Chase Card Funding” has the meaning specified in the Preamble.

“Chase USA” has the meaning specified in the Recitals.

“Closing Date” has the meaning specified in the Preamble.

“Collateral” has the meaning specified in the Granting Clause in the Asset Pool One Supplement.

“Collateral Agent” has the meaning specified in the Preamble.

“Collateral Certificate” means an Investor Certificate issued pursuant to a Pooling and Servicing Agreement and the related Series Supplement.

“Collateral Certificate Assignment” has the meaning specified in subsection 2.12(c)(v).

“Collateral Certificate Principal Shortfall Payments” means amounts received on each Collateral Certificate in respect of Principal Shortfalls (as such term is defined in the applicable Series Supplement).

“Collection Account” has the meaning specified in the Asset Pool One Supplement.

“Collections” means, for any Monthly Period, the sum of (i) with respect to Receivables designated for inclusion in Asset Pool One, all payments by or on behalf of Obligors received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time and all other amounts specified by this Agreement, the Indenture or any Indenture Supplement as constituting Collections on the Receivables and (ii) with respect to any Collateral Certificate designated for inclusion in Asset Pool One, collections allocable to the holder of such Collateral Certificate pursuant to the applicable Series Supplement. Collections of Recoveries will be treated as Collections of Principal Receivables; provided, however, that to the extent the amount of Recoveries received with respect to any Monthly Period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Accounts that became Defaulted Accounts during such Monthly Period, the amount of such excess shall be treated as Collections of Finance Charge Receivables. Collections, for any Monthly Period, shall include the Interchange Amount, if any, for such Monthly Period, to be applied as if such amount were Collections of Finance Charge Receivables for such Monthly Period.

“Commission” means the Securities and Exchange Commission.

“Credit Adjustment” has the meaning specified in subsection 3.06(a).

“Credit Card Agreement” means, with respect to a revolving credit card account, the agreement and federal Truth in Lending statement required by the Truth in Lending Act, as amended (15 U.S.C. 1601 et seq.), for revolving credit card accounts between the Account Owner and the Obligor governing the terms and conditions of such account, as such agreements and statement may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such credit card account.

“Credit Card Guidelines” means the respective policies and procedures of the Account Owner, as the case may be, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of revolving credit card accounts and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of revolving credit card accounts and collection of credit card receivables.

“CTCNA” has the meaning specified in the Preamble.

“Cut-Off Date” means, with respect to an Initial Account, the “Addition Cut-Off Date” specified in the related Initial Account Assignment and, with respect to an Additional Account, the Addition Cut-Off Date for such Additional Account.

“Date of Processing” means, with respect to any transaction, the date on which such transaction is first recorded on the Servicer’s computer file of accounts (without regard to the effective date of such recordation).

“Default Amount” means, for any Monthly Period, the sum of (1) with respect to Receivables designated for inclusion in Asset Pool One, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Accounts designated for inclusion in Asset Pool One which became Defaulted Accounts during such Monthly Period on the day each such Account became a Defaulted Account, minus (b) the aggregate amount of Recoveries received in such Monthly Period (not to exceed the amount set forth in clause (a)) in respect of Defaulted Accounts in Asset Pool One for such Monthly Period and (2) with respect to any Collateral Certificate designated for inclusion in Asset Pool One, the investor default amount or similar amount allocated to the holder of the Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement.

“Defaulted Account” means each Account with respect to which, in accordance with the Credit Card Guidelines or the Servicer’s customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer’s computer master file of revolving credit card accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

“Delaware Act” means the Asset-Backed Securities Facilitation Act located in Title 6, Chapter 27A of the Delaware Code.

“Delinquency Trigger Breach” has the meaning specified in the Indenture.

“Derivative Agreement” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the Indenture.

“Determination Date” has the meaning specified in the Asset Pool One Supplement.

“Discount Option Date” has the meaning specified in subsection 2.15(a) hereof.

“Discount Receivables” means the Gross Principal Receivables so designated as such pursuant to the designation formula as described in subsection 2.15(a). The aggregate amount of Discount Receivables outstanding on any Date of Processing occurring on or after the Discount Option Date, shall equal the sum of (a) the aggregate Discount Receivables at the end of the prior Date of Processing (which amount, prior to the Discount Option Date, shall be zero) plus (b) any new Discount Receivables created on such Date of Processing minus (c) any Discount Receivables Collections received on such Date of Processing. Discount Receivables created on any Date of Processing shall mean the product of the amount of the Gross Principal Receivables arising in Accounts on such Date of Processing specified in accordance with subsection 2.15(a) and the applicable Yield Factor.

“Discount Receivables Collections” means, on any Date of Processing on and after the initial Discount Option Date, the product of (a) a fraction the numerator of which is the amount of Discount Receivables and the denominator of which is the Gross Principal Receivables in each case (for both numerator and denominator) as of the close of business on the last day of the prior Monthly Period and (b) Collections of Gross Principal Receivables received on such Date of Processing.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Eligible Account” means a revolving credit card account owned by the Account Owner which meets the following requirements as of the Addition Cut-Off Date:

(a) is a revolving credit card account in existence and maintained with the Account Owner;

(b) is payable in Dollars;

(c) has an Obligor who has provided, as such Obligor’s most recent billing address, an address located in the United States or its territories or possessions or a military address;

(d) has an Obligor who has not been identified by the Servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

(e) has not been classified by the Servicer in its computer files as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

(f) does not have Receivables which are at the time of transfer sold or pledged to any other party (except pursuant to this Agreement and the Receivables Purchase Agreement);

(g) has not been charged-off by the Servicer in its customary and usual manner for charging-off revolving credit card accounts as of their date of designation for inclusion in the Trust; and

(h) has an Obligor who has not been identified by the Servicer in its computer files as being deceased.

“Eligible Collateral Certificate” means a Collateral Certificate that has been duly authorized by the Transferor and validly issued by the applicable Master Trust and is entitled to the benefits of the applicable Pooling and Servicing Agreement and with respect to which the representations and warranties made in subsections 2.04(a)(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) are accurate in all material respects.

“Eligible Receivable” means each Receivable:

(a) which has arisen in an Eligible Account (as of the relevant Addition Cut-Off Date);

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to the applicable Account Owner, as the case may be;

(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the applicable Account Owner, as the case may be, of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which at the time of the transfer of such Receivable to the Trust, the Transferor or the Trust has good and marketable title thereto, free and clear of all Liens occurring under or through the Transferor or any of its Affiliates (other than Liens permitted pursuant to subsection 2.04(a)(v));

(e) which is the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(f) which constitutes an “account” under and as defined in Article 9 of the UCC; and

(g) which, for so long as any Notes issued prior to the Amendment Closing Date remain outstanding, is not subject to any setoff, right of rescission, counterclaim, or other defense, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general.

“Eligible Servicer” means JPMCB or the Indenture Trustee or, if neither JPMCB nor the Indenture Trustee is acting as Servicer, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) in the sole determination of the Indenture Trustee, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Excess Funding Account” has the meaning specified in the Asset Pool One Supplement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time (15 U.S.C. 78a et seq.).

“Finance Charge Collections” means, for any Monthly Period, the sum of (a) with respect to Receivables designated for inclusion in Asset Pool One, all Collections received by the Servicer on behalf of the Issuing Entity of Finance Charge Receivables (including Discount Receivables Collections and Recoveries received for such Monthly Period to the extent such Recoveries are deemed Finance Charge Collections under the definition of “Collections” above), (b) with respect to any Collateral Certificate designated for inclusion in Asset Pool One, collections of finance charge receivables allocable to the holder of the Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement and (c) any amounts received by the Issuing Entity which are designated as Finance Charge Collections pursuant to the Asset Pool One Supplement or Indenture Supplement for such Monthly Period. Finance Charge Collections with respect to any Monthly Period shall include the Interchange Amount (if any) paid to the Issuing Entity with respect to Asset Pool One with respect to such Monthly Period (to the extent received by the Issuing Entity and deposited into the applicable Collection Account on the First Note Transfer Date following such Monthly Period).

“Finance Charge Receivables” means Receivables created in respect of the Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Late Fees, Overlimit Fees, return check fees and similar fees and charges and Discount Receivables.

“First Note Transfer Date” has the meaning specified in the Asset Pool One Supplement.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Fourth A&R TSA” has the meaning specified in the Recitals.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Principal Receivables” means Receivables other than (i) Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Late Fees, Overlimit Fees, return check fees and similar fees and other charges and (ii) Receivables in Defaulted Accounts.

“Increase Date” has the meaning specified in subsection 2.12(a)(i).

“Indenture” means the Fifth Amended and Restated Indenture, dated as of December 16, 2024, by and between the Issuing Entity and the CTCNA, as Indenture Trustee and as Collateral Agent.

“Indenture Trustee” has the meaning specified in the Preamble.

“Ineligible Collateral Certificate” has the meaning specified in subsection 2.05(c).

“Ineligible Receivables” has the meaning specified in subsection 2.05(c).

“Initial Account Assignments” means, collectively, Assignment No. 1 of Receivables in Additional Accounts, dated as of November 29, 2002, Assignment No. 2 of Receivables in Additional Accounts, dated as of March 24, 2003, Assignment No. 3 of Receivables in Additional Accounts, dated as of August 18, 2003, Assignment No. 4 of Receivables in Additional Accounts, dated as of March 26, 2004, Assignment No. 5 of Receivables in Additional Accounts, dated as of December 17, 2004, Assignment No. 6 of Receivables in Additional Accounts, dated as of May 16, 2005, Assignment No. 7 of Receivables in Additional Accounts, dated as of August 17, 2005, Assignment No. 8 of Receivables in Additional Accounts, dated as of September 30, 2005, Assignment No. 9 of Receivables in Additional Accounts, dated as of November 10, 2005, Assignment No. 10 of Receivables in Additional Accounts, dated as of May 30, 2006, Assignment No. 11 of Receivables in Additional Accounts, dated as of August 29, 2006, Assignment No. 12 of Receivables in Additional Accounts, dated as of November 28, 2006, Assignment No. 13 of Receivables in Additional Accounts, dated as of February 26, 2007, Assignment No. 14 of Receivables in Additional Accounts, dated as of March 28, 2007, Assignment No. 15 of Receivables in Additional Accounts, dated as of June 27, 2007, Assignment No. 16 of Receivables in Additional Accounts, dated as of October 19, 2007, Assignment No. 17 of Receivables in Additional Accounts, dated as of November 15, 2007, Assignment No. 18 of Receivables in Additional Accounts, dated as of December 18, 2007, Assignment No. 19 of Receivables in Additional Accounts, dated as of January 30, 2008, Assignment No. 20 of Receivables in Additional Accounts, dated as of February 4, 2008, Assignment No. 21 of Receivables in Additional Accounts, dated as of April 11, 2008, Assignment No. 22 of Receivables in Additional Accounts, dated as of May 13, 2008, Assignment No. 23 of Receivables in Additional Accounts, dated as of August 12, 2008, Assignment No. 24 of Receivables in Additional Accounts, dated as of September 26, 2008, Assignment No. 25 of Receivables in Additional Accounts, dated as of November 3, 2008, Assignment No. 26 of Receivables in Additional Accounts, dated as of February 10, 2009, Assignment No. 27 of Receivables in Additional Accounts, dated as of April 16, 2009, Assignment No. 28 of Receivables in Additional Accounts, dated as of May 8, 2009, Assignment No. 29 of Receivables in Additional Accounts, dated as of June 8, 2009, Assignment No. 30 of Receivables in Additional Accounts, dated as of July 21, 2009, Assignment No. 31 of Receivables in Additional Accounts, dated as of August 17, 2009, Assignment No. 32 of Receivables in Additional Accounts, dated as of September 17, 2009, Assignment No. 33 of Receivables in Additional Accounts, dated as of October 15, 2009, Assignment No. 34 of Receivables in Additional Accounts, dated as of November 2, 2009, Assignment No. 35 of Receivables in Additional Accounts, dated as of October 31, 2012, Assignment No. 36 of Receivables in Additional Accounts, dated as of August 4, 2014 and Assignment No. 37 of Receivables in Additional Accounts, dated as of March 31, 2015, each between Chase USA and the Issuing Entity.

“Initial Account Reassignments” means, collectively, Reassignment No. 1 of Receivables in Removed Accounts, dated as of June 26, 2003, Reassignment No. 2 of Receivables in Removed Accounts, dated as of May 1, 2005, Reassignment No. 3 of Receivables in Removed Accounts, dated as of October 10, 2007, Reassignment No. 4 of Receivables in Removed Accounts, dated as of March 15, 2010, Reassignment No. 5 of Receivables in Removed Accounts, dated as of August 4, 2010, Reassignment No. 6 of Receivables in Removed Accounts, dated as of August 30, 2010, Reassignment No. 7 of Receivables in Removed Accounts, dated as of October 28, 2010, Reassignment No. 8 of Receivables in Removed Accounts, dated as of January 28, 2011, Reassignment No. 9 of Receivables in Removed Accounts, dated as of April 27, 2011, Reassignment No. 10 of Receivables in Removed Accounts, dated as of May 4, 2011, Reassignment No. 11 of Receivables in Removed Accounts, dated as of May 7, 2012, Reassignment No. 12 of Receivables in Removed Accounts, dated as of September 28, 2012, Reassignment No. 13 of Receivables in Removed Accounts, dated as of June 11, 2014, Reassignment No. 14 of Receivables in Removed Accounts, dated as of September 22, 2014, and Reassignment No. 15 of Receivables in Removed Accounts, dated as of March 31, 2015, each between the Issuing Entity and Wells Fargo, as collateral agent.

“Initial Accounts” means the Accounts designated pursuant to the Initial Account Assignments.

“Initial Removed Accounts” means the Accounts the Receivables from which have been removed from the Trust pursuant to the Initial Account Reassignments.

“Insolvency Event” has the meaning specified in Section 9.01.

“Insurance Proceeds” means any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” means interchange fees payable to the Servicer with respect to the Accounts by the Account Owner, in its capacity as credit card issuer, through bankcard payment networks or other similar payment systems.

“Interchange Amount” means, for any Monthly Period, an amount determined by the Account Owner, in its sole discretion, to be reasonably representative of the amount of Interchange generated by the Receivables arising in the Accounts of such Account Owner.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Invested Amount” has, with respect to any Collateral Certificate, the meaning specified in the applicable Series Supplement for such Collateral Certificate.

“Investor Certificate” means an investor certificate, and not a seller certificate or transferor certificate, issued by a Master Trust pursuant to a Pooling and Servicing Agreement and related Series Supplement.

“Issuance Date” means each date on which a Series, Class or Tranche of Notes is issued pursuant to the Indenture.

“Issuing Entity” has the meaning specified in the Preamble.

“JPMCB” has the meaning specified in the Preamble.

“Late Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar fees.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

“LLC Agreement” has the meaning specified in the Recitals.

“Master Trust” has the meaning specified in the Indenture.

“Master Trust Servicer” means the entity responsible for the servicing obligations under the applicable Pooling and Servicing Agreement.

“Master Trust Transferor” means the entity acting as transferor under the applicable Pooling and Servicing Agreement.

“Master Trust Trustee” means the entity acting as trustee under the applicable Pooling and Servicing Agreement.

“Merger” has the meaning specified in the Recitals.

“Minimum Pool Balance” means the Asset Pool One Minimum Pool Balance as defined in the Asset Pool One Supplement.

“Monthly Servicer’s Certificate” means the certificate delivered by the Servicer as described in subsection 4.04(b).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Nominal Liquidation Amount” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

“Nominal Liquidation Amount Deficit” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

“Note Rating Agency” means, with respect to any Outstanding Series, Class or Tranche of Notes, each statistical rating agency selected by JPMCB to rate such Notes; provided, that any reference to each applicable Note Rating Agency shall only apply to any specific Note Rating Agency if such Note Rating Agency is then rating any Outstanding Series, Class or Tranche of Notes.

“Note Rating Agency Condition” means, at any time with respect to any Series, Class or Tranche of Notes, the written confirmation of the Note Rating Agency that a specified event or modification of the terms of such Series, Class or Tranche of Notes will not result in the withdrawal or downgrade by such Note Rating Agency of the rating of the Notes of any Series, Class or Tranche then in effect.

“Notes” has the meaning specified in the Indenture.

“Note Transfer Date” has the meaning specified in the Asset Pool One Supplement.

“Noteholder Percentage” means, for any Series of Notes, with respect to Principal Collections, Finance Charge Collections, the Default Amount and the Receivables Servicing Fee, the percentage stated in the applicable Indenture Supplement for such Series of Notes.

“Notice Date” has the meaning specified in subsection 2.12(c)(i).

“Notices” has the meaning specified in subsection 12.05(a).

“Obligor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” means a certificate signed by the Owner Trustee, the Administrator or the Servicer and delivered to the Indenture Trustee or the Collateral Agent or a certificate signed by the Transferor and delivered to the Owner Trustee, the Indenture Trustee or the Collateral Agent. Wherever this Agreement requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Agreement) may be an employee of the Owner Trustee, the Administrator or the Servicer.

“Opinion of Counsel” means a written opinion of counsel acceptable to the Owner Trustee and the Indenture Trustee, who may, without limitation, and except as otherwise expressly provided in this Agreement, be an employee of or of counsel to the Issuing Entity, the Servicer, the Transferor or any of their Affiliates.

“Original Agreement” has the meaning specified in the Recitals.

“Original Transferor” means Chase USA, which was the Transferor prior to, but excluding, the Amendment Closing Date and was identified as the Transferor under the Prior TSAs.

“Overlimit Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar fees if such fees are provided for with respect to such Account.

“Owner Trustee” has the meaning specified in the Indenture.

“Periodic Finance Charges” has the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

“Pool Balance” means the Asset Pool One Pool Balance as defined in the Asset Pool One Supplement.

“Pooling and Servicing Agreement” means a pooling and servicing agreement, indenture or other agreement relating to the issuance of securities from time to time from a Master Trust and the servicing of the receivables in such Master Trust.

“Principal Collections” means, for any Monthly Period, the sum of (1) with respect to Receivables designated for inclusion in Asset Pool One, all Collections other than those designated as Finance Charge Collections on Accounts designated for such Monthly Period and (2) with respect to any Collateral Certificate designated for inclusion in Asset Pool One, all collections of principal receivables, including Collateral Certificate Principal Shortfall Payments, allocable to the holder of such Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement.

“Principal Receivables” means Gross Principal Receivables minus Discount Receivables. In calculating the aggregate amount of Principal Receivables for any Monthly Period, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on the last day of such Monthly Period. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.14 or 9.01 shall not be included in calculating the amount of Principal Receivables.

“Prior TSAs” has the meaning specified in the Recitals..

“Reassignment” has the meaning specified in subsection 2.13(b)(iv).

“Reassignment Amount” means, with respect to the Receivables or a particular Collateral Certificate designated for inclusion in Asset Pool One, subject to reassignment pursuant to Section 2.06, for any First Note Transfer Date, unless otherwise provided in the Asset Pool One Supplement, the sum of (a)(i) an amount equal to the outstanding principal balance of such Receivables designated for inclusion in Asset Pool One or (ii) the Invested Amount of such Collateral Certificate designated for inclusion in Asset Pool One plus (b) accrued and unpaid interest, determined based upon a weighted average interest rate, through such Payment Date, on Notes secured by Asset Pool One with an outstanding principal amount equal to the applicable amount specified in clause (a).

“Receivables” means any amount owing by the Obligors including amounts owing for the payment of goods and services, cash advances, access checks, Annual Membership Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees, Overlimit Fees, return check fees and similar fees and charges, if any.

“Receivables Purchase Agreement” means, as the context requires, (i) the Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2024, by and between JPMCB and Chase Card Funding relating to the transfer of Receivables and Collateral Certificates to Chase Card Funding and (ii) any receivables purchase agreement entered into between a special purpose entity and the applicable Account Owner for the sale of receivables to the special purpose entity if such special purpose entity either transfers Receivables or a Collateral Certificate secured by such receivables to the Issuing Entity.

“Receivables Servicing Fee” means the Asset Pool One Receivables Servicing Fee as defined in the Asset Pool One Supplement.

“Recoveries” means, all net amounts received, including Insurance Proceeds, by the Servicer with respect to Receivables in Defaulted Accounts, including amounts received by the Servicer from the purchaser or transferee with respect to the sale or other disposition of Receivables in Defaulted Accounts.

“Regulation AB” means subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1125, and all related rules and regulations of the Commission, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Agreements” means, with respect to any Series, Class or Tranche of Notes, collectively, the Indenture, any applicable Indenture Supplement, the Asset Pool One Supplement, any applicable Terms Document and the Trust Agreement.

“Removal Cut-Off Date” means, with respect to any Removed Account, the date as of which the Receivable in such Removed Account shall have been selected by the Transferor for removal from the Trust pursuant to Section 2.13; provided, however, that in no event shall a Removal Cut-Off Date be more than ten months prior to the related Removal Date.

“Removal Date” has the meaning specified in subsection 2.13(a).

“Removal Notice Date” has the meaning specified in subsection 2.13(a).

“Removed Accounts” has the meaning specified in subsection 2.13(a).

“Repurchase Notice” has the meaning specified in subsection 2.05(b).

“Required Transferor Amount” means the Asset Pool One Required Transferor Amount as defined in the Asset Pool One Supplement.

“Requirements of Law” means, for any Person, the limited liability company agreement, certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including usury laws, the federal Truth-in-Lending statement required by the Truth in Lending Act, as amended (15 U.S.C. 1601 et seq.), and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System).

“Sarbanes Certification” means the certification specified in paragraph (2) of Exchange Act Rules 13a-14 and 15d-14 as set forth in Item 601(31)(ii) of Regulation S-K as such may be amended from time to time or any successor or replacement specified by the Commission or its staff from time to time.

“Secured Obligations” has the meaning specified in Section 2.01.

“Securities Act” means the Securities Act of 1933, as amended from time to time (15 U.S.C. 77a et seq.).

“Securitization Transaction” means any issuance of Notes by the Issuing Entity, whether publicly offered or privately placed, rated or unrated.

“Series Supplement” means a series supplement to a Pooling and Servicing Agreement or similar document setting forth the terms of a Collateral Certificate.

“Service Transfer” has the meaning specified in Section 10.01.

“Servicer” means JPMCB, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

“Servicer Default” has the meaning specified in Section 10.01.

“Servicer Rating Event” means the Servicer’s failure to maintain a short-term credit rating of at least “F1” by Fitch, “P-1” by Moody’s and “A-1” by S&P; provided, however, that the Transferor may allow the Servicer to maintain a short-term credit rating below “F1”, “P-1” or “A-1”, as the case may be, provided that such action will satisfy the Note Rating Agency Condition.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means the Asset Pool One Servicing Fee as defined in the Asset Pool One Supplement.

“Servicing Participant” means the Servicer, any Subservicer or any Person that participates in any of the servicing functions specified in Item 1122(d) of Regulation AB with respect to Accounts.

“Servicing Party” has the meaning specified in subsection 13.03(a).

“SFAS 140” means Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, the financial accounting standard applicable for sale accounting treatment for transfers of financial assets for reporting periods before November 15, 2009.

“S&P” means S&P Global Ratings, or any successor thereto.

“Static Pool Information” means static pool information as described in Items 1105(b) and 1105(c) of Regulation AB.

“Subservicer” means any Person that services the Receivables on behalf of the Servicer or any other Subservicer and is responsible for the performance (whether directly or through other Subservicers or Servicing Participants) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Transaction Document that are identified in Item 1122(d) of Regulation AB.

“Successor Servicer” has the meaning specified in subsection 10.02(a).

“Supplemental Bank Account” has the meaning specified in the Asset Pool One Supplement.

“Supplemental Credit Enhancement” means any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement entered into between the Issuing Entity and the applicable Supplemental Credit Enhancement Provider or Supplemental Liquidity Provider.

“Targeted Interest Deposit Amount” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

“Targeted Principal Deposit Amount” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

“Termination Notice” has the meaning specified in Section 10.01.

“Transaction Document” means this Agreement, the Trust Agreement, the applicable Series Supplement, the Asset Pool One Supplement, the Indenture or the related Indenture Supplement, as applicable.

“Transfer Restriction Event” has the meaning specified in Section 2.14.

“Transferor” means (a) prior to the Amendment Closing Date, the Original Transferor and (b) on or after the Amendment Closing Date, Chase Card Funding or its successors or assigns under this Agreement.

“Transferor Amount” means the Asset Pool One Transferor Amount as defined in the Asset Pool One Supplement.

“Transferor Certificate” has the meaning specified in the Asset Pool One Supplement.

“Transferor Interest” has the meaning specified in the Asset Pool One Supplement.

“Transferor Percentage” means, with respect to Asset Pool One for any Monthly Period, the percentage in Asset Pool One not represented by the aggregate of the Noteholder Percentage for all Series secured by Asset Pool One.

“Transferred Account” means (a) an Account with respect to which a new credit account number has been issued by the Account Owner under circumstances resulting from a lost or stolen credit card or from the transfer from one affinity group to another affinity group or otherwise and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines or (b) an Eligible Account resulting from a status change, including the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, and which in the case of (a) or (b), can be traced or identified by reference to or by way of the computer files, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent, delivered by the Transferor to the Collateral Agent, as designee of the Issuing Entity, as an account into which an Account has been transferred.

“Trust” means the Chase Issuance Trust, a Delaware statutory trust.

“Trust Agreement” means the Fifth Amended and Restated Trust Agreement relating to the Trust, dated as of December 16, 2024, by and between the Transferor and the Owner Trustee, as amended, restated or supplemented or otherwise modified from time to time.

“Trust Assets” means the property described in subsections 2.01(a) and (b).

“Trust Servicing Fee” has the meaning specified in Section 4.02.

“Trust Termination Date” means the date on which the Trust is dissolved in accordance with Section 8.01 of the Trust Agreement.

“Trustee Transfer” has the meaning specified in the Recitals.

“Wells Fargo” has the meaning specified in the Recitals.

“Yield Factor” has the meaning specified in subsection 2.15(a).

Section 1.02 Other Interpretative Provisions.

(a) The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular.

(b) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the applicable Transaction Document.

(c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP as in effect at the time of determination. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP as in effect at the time of determination, the definitions contained in this Agreement or in any such certificate or other document shall control.

(e) The agreements, representations and warranties of JPMCB in this Agreement in each of its capacities as Servicer and Administrator shall be deemed to be the agreements, representations and warranties of JPMCB solely in each such capacity for so long as JPMCB acts in each such capacity under this Agreement.

(f) The agreements, representations and warranties of Chase Card Funding in this Agreement in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of Chase Card Funding solely in such capacity for so long as Chase Card Funding acts in such capacity under this Agreement. In addition, pursuant to the Assignment and Assumption Agreement (CCF), Chase Card Funding has agreed to assume the duties and obligations of JPMCB, as the Original Transferor, including remedies with respect to any breach of the representations and warranties made by the Original Transferor pursuant to the Prior TSAs as of each Issuance Date, each Increase Date and each Addition Date that occurred prior to the Amendment Closing Date, and such duties and obligations shall be the duties and obligations of

Chase Card Funding in its capacity as Transferor for so long as Chase Card Funding acts in such capacity under this Agreement.

(g) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(h) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Article, subsection, Section, clause, Schedule or Exhibit are references to Articles, subsections, Sections, clauses, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time.

[END OF ARTICLE I]

ARTICLE II

CONVEYANCE OF COLLATERAL

Section 2.01 Conveyance of Collateral.

(a) (i) By execution of the Prior TSAs and the Initial Account Assignments, the Original Transferor sold, transferred, assigned, set over and otherwise conveyed to the Trust, without recourse except as provided therein, all its right, title and interest in, to and under, on and after each Addition Date prior to the Amendment Closing Date, the Receivables in the Initial Accounts designated thereby existing at the open of business on the applicable Addition Cut-Off Date and thereafter created from time to time, all Interchange and Recoveries allocable to the Trust as provided therein, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof. By execution of the Initial Account Reassignments, the Original Transferor accepted reassignment of all right, title and interest of the Trust in, to and under the Receivables existing on the respective dates of the applicable Initial Account Reassignments and thereafter created from time to time in the Initial Removed Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received in the Receivables with respect thereto and all proceeds (as defined in the UCC) thereof. By execution of the Assignment and Assumption Agreement (CCF), Chase Card Funding assumed and agreed to perform all of the Original Transferor’s covenants and obligations under the Prior TSAs and the Initial Account Assignments, and accepted all rights granted to the Original Transferor thereunder and pursuant to the terms thereof.

(ii) By execution of the Fourth A&R TSA and the Assignment and Assumption Agreement (CCF), the Original Transferor and the Trust agreed to amend and restate the Prior TSAs and the Initial Account Assignments such that the Receivables in the Initial Accounts created from time to time on and after the Amendment Closing Date, all Interchange and Recoveries previously allocable to the Trust as provided therein, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof have been hereafter sold, transferred, assigned, set over and otherwise conveyed by Chase USA (and subsequent to the Merger, JPMCB) to Chase Card Funding pursuant to the Original Agreement.

(b) On and after the execution of the Fourth A&R TSA Agreement, as amended and restated by this Agreement, the Transferor had, and subsequent to this Agreement shall continue to, sell, transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided herein, (i) with respect to the Amendment Closing Date Accounts, all right, title and interest in, to and under the Receivables arising on and after the Amendment Closing Date, and (ii) on and after each applicable Addition Date hereafter, (A) all right, title and interest in, to and under each Additional Collateral Certificate and (B) all right, title and interest in, to and under the Receivables in each Additional Account designated hereafter created from time to time until the termination of the Trust, as well as for each of (i) and (ii) above, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof; in addition, the Transferor does hereby sell, transfer, assign, set over and otherwise convey to the Trust all Interchange and Recoveries allocable to the

Trust as provided herein, together with all monies and other property credited to the Bank Accounts established pursuant to the Asset Pool One Supplement and the Indenture Supplement, the rights of the Trust under this Agreement and the Trust Agreement and the property conveyed to the Trust under the Asset Pool One Supplement and any Series Supplement. The Transferor does hereby further transfer, assign, set over and otherwise convey to the Trustee all of the Transferor’s rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available to the Transferor at law or in equity), including, without limitation, the rights of the Transferor to enforce the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreement to the same extent as the Transferor could but for the assignment thereof to the Trustee.

(c) (i)  Prior to the Amendment Closing Date, the Original Transferor had previously, at its own expense, (a) indicated in the appropriate official records or computer files that the Receivables created in connection with the Accounts have been designated for inclusion in Asset Pool One in the Trust pursuant to the Prior TSAs and the Initial Account Assignments and (b) delivered to the Collateral Agent, as designee of the Issuing Entity, accurate lists (each in the form of a computer file, microfiche list, CD-ROM or such other form as agreed upon between the Original Transferor and the Collateral Agent) of all such Accounts which lists comprised Schedule 2 to the Third Amended and Restated Transfer and Servicing Agreement; and

(ii)  As of the Amendment Closing Date, the Transferor has, at its own expense, (a) indicated in the appropriate official records or computer files that the Receivables created in connection with the Accounts have been designated for inclusion in Asset Pool One in the Trust pursuant to the Prior TSAs and the Initial Account Assignments and (b) delivered to the Collateral Agent, as designee of the Issuing Entity, accurate lists (each in the form of a computer file, microfiche list, CD-ROM or such other form as agreed upon between the Transferor and the Collateral Agent) of all such Accounts which lists comprised Schedule 2 to the Fourth Amended and Restated Transfer and Servicing Agreement and shall constitute Schedule 2 to this Agreement on the Closing Date. Each such list, in connection with each Account, included its account reference number and the aggregate Receivables outstanding in such Account as of the applicable Cut-Off Date.

(d) The Transferor agrees, at its own expense, on and after each applicable Addition Date hereafter, in the case of Additional Collateral Certificates and Additional Accounts: (i) to indicate, or cause to be indicated, in the appropriate official records or computer files that such Collateral Certificates or Receivables created in connection with such Accounts have been designated for inclusion in Asset Pool One in the Trust pursuant to this Agreement and (ii) to deliver, or cause to be delivered, to the Collateral Agent, as designee of the Issuing Entity, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of all such Accounts. Such list shall, in connection with each Additional Account, include its account reference number, and the aggregate Receivables outstanding in such Additional Account, as of the applicable Cut-Off Date. Each such official record, as described in clause (i) above, as supplemented, from time to time, to reflect Additional Collateral Certificates and removed Collateral Certificates shall be deemed to amend and restate

Schedule 1 to this Agreement, and each such list, as described in clause (ii) above, as supplemented, from time to time, to reflect Additional Accounts and Removed Accounts, shall be deemed to amend and restate Schedule 2 to this Agreement and shall be incorporated into and made a part of this Agreement.

(e) The parties hereto agree that each transfer of Receivables and any Additional Collateral Certificates pursuant to this Agreement are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Agreement has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Transferor. The parties hereto acknowledge and agree that the transactions contemplated hereby shall constitute, and each such transfer is occurring in connection with, a “securitization transaction” within the meaning of the Delaware Act.

(f) The parties hereto intend that each transfer of Receivables and any Additional Collateral Certificates pursuant to this Agreement constitute a sale, and not a secured borrowing for accounting purposes. If and to the extent that, notwithstanding such intent, the Transferor retains any interest in the Additional Collateral Certificates or the Receivables, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and therefore the Transferor hereby grants to the Trust a first priority perfected security interest in all of the Transferor’s right, title and interest, in, to and under any Additional Collateral Certificates, the Receivables and the other Trust Assets conveyed by the Transferor, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, letter-of-credit-rights and advices of credit consisting of, arising from or related to the Trust Assets, and all proceeds thereof, to secure a loan in an amount equal to the unpaid principal amount of the Notes issued pursuant to the Indenture, the Asset Pool One Supplement and the applicable Indenture Supplement and accrued and unpaid interest with respect thereto (the “Secured Obligations”).

Section 2.02 Acceptance by Trust.

(a) The Trust hereby acknowledges its acceptance of all right, title and interest in, to and under the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01. The Trust further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Collateral Agent, as designee of the Issuing Entity, Schedule 1 identifying the existing Collateral Certificates, if any. The Collateral Agent shall forward a copy of Schedule 1 to the Owner Trustee who shall maintain a copy of Schedule 1, as delivered from time to time, at its Corporate Trust Office.

(b) The Trust hereby designates to the Servicer the right to receive all payments to be made to the Trust hereunder.

(c) The Owner Trustee and the Trust each hereby agrees (and the Indenture Trustee and the Collateral Agent shall, pursuant to the Indenture or the Asset Pool One Supplement, agree) not to disclose to any Person the identity of any of the account numbers or other information contained in the computer files or other records marked as Schedule 2 and delivered to the Collateral Agent, as designee of the Issuing Entity, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Owner Trustee, (ii) to a Governmental Authority upon a request by such Governmental Authority, (iii) in connection with the performance of the Owner Trustee’s or the Trust’s duties hereunder, (iv) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders, (v) to the Collateral Agent in connection with its duties under the Asset Pool One Supplement or (vi) to bona fide creditors or potential creditors of any Account Owner, the Administrator or the Transferor for the limited purpose of enabling any such creditor to identify applicable Receivables or Accounts subject to this Agreement. The Owner Trustee and the Trust each agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow the Transferor or its duly authorized representatives to inspect the Owner Trustee’s security and confidentiality arrangements as they specifically relate to the administration of the Trust from time to time during normal business hours upon prior written notice. The Owner Trustee and the Trust shall provide the Transferor with notice five (5) Business Days prior to disclosure of any information of the type described in this subsection 2.02(c).

Section 2.03 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust (and agrees that the Owner Trustee, the Indenture Trustee, and the Collateral Agent may conclusively rely on each such representation and warranty in accepting the Receivables and Collateral Certificates, if any, in trust, in authenticating the Notes and each as a secured party) as of each Issuance Date, each Increase Date and each Addition Date (but only if it was the Transferor on such date and only if it was a party to the applicable Related Agreement on such date) that:

(a) Organization and Good Standing. The Transferor is an entity, duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are at present owned and such business is at present conducted, and to execute, deliver and perform its obligations under this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement.

(b) Due Qualification. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Indenture Trustee, the Owner Trustee or the Collateral Agent would have to obtain to do business in any state in which the Indenture Trustee or the Owner Trustee seeks to enforce any Collateral Certificate or any Receivable.

(c) Due Authorization. The execution and delivery of this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement by the Transferor and the order to the Indenture Trustee to have the Notes authenticated and delivered and the consummation by the Transferor of the transactions provided for in this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement have been duly authorized by the Transferor by all necessary corporate or other action on the part of the Transferor and this Agreement will remain, from the time of its execution, an official record of the Transferor.

(d) No Conflict. The execution and delivery by the Transferor of this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement, and the performance of the transactions contemplated by this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement and the fulfillment of the terms hereof and thereof applicable to the Transferor, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

(e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, the applicable Receivables Purchase Agreement, if any, or any applicable Series Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the applicable Receivables Purchase Agreement, if any, or any applicable Series Supplement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, the applicable Receivables Purchase Agreement, if any, or any applicable Series Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the applicable Receivables Purchase Agreement, if any, or any applicable Series Supplement or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or any state income tax systems.

(f) All Consents. All appraisals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Transferor of this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement and the performance of the transactions contemplated by this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement by the Transferor have been duly obtained, effected or given and are in full force and effect.

(g) No Violation. The execution and delivery of this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement, the performance of the transactions contemplated by this Agreement, the applicable Receivables Purchase Agreement, if any, and each applicable Series Supplement and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

Section 2.04 Representations and Warranties of the Transferor Relating to this Agreement, any Series Supplement and the Collateral.

(a) Representations and Warranties. The Transferor hereby represents and warrants to the Trust (but only if it was the Transferor on such date) that:

(i) as of (A) each day on which any new Receivable is created, this Agreement and the applicable Receivables Purchase Agreement, if any, and (B) each Addition Date with respect to Additional Accounts designated on such Addition Date, this Agreement, the applicable Receivables Purchase Agreement, if any, and the related Account Assignment, each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(ii) as of each Issuance Date, this Agreement, the applicable Receivables Purchase Agreement, if any, the applicable Pooling and Servicing Agreement and the applicable Series Supplement, each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(iii) as of (A) each Increase Date, this Agreement, the applicable Pooling and Servicing Agreement and the applicable Series Supplement, and (B) each Addition Date on which an Additional Collateral Certificate is designated, this Agreement, the applicable Pooling and Servicing Agreement, the applicable Series Supplement and the related Collateral Certificate Assignment, each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(iv) as of (A) the applicable Cut-Off Date with respect to the Initial Accounts (and the Receivables arising therein) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein) and (B) the Addition Date with respect to an Additional Collateral Certificate, the portion of Schedule 1 or Schedule 2, as applicable, to this Agreement, as supplemented to such date, based on the computer records of, or kept on behalf of, the Transferor, is an accurate listing or identification, as applicable, in all material respects of:

(1) with respect to Schedule 2, the Initial Accounts or Additional Accounts, as applicable, the Receivables in which were transferred by the Transferor and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder as of the applicable Cut-Off Date is, in each case, accurate in all material respects; or

(2) with respect to Schedule 1, each Additional Collateral Certificate transferred as of an Addition Date and the information contained therein with respect to the identity of such Collateral Certificate as of such Addition Date is, in each case, accurate in all material respects;

(v) as of (A) each day on which any new Receivable is created, (B) the applicable Cut-Off Date with respect to the Initial Accounts (and the Receivables arising therein) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to Additional Collateral Certificates and (D) each Increase Date with respect to increases in the Invested Amount of a Collateral Certificate previously conveyed to the Trust, the Transferor owns and has good and marketable title to such Receivable, Additional Collateral Certificate or such increased Invested Amount of a Collateral Certificate, as applicable, free and clear of any Lien (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto), claim or encumbrance of any Person and such conveyance of such Receivable or Additional Collateral Certificate to the Trust, or such increase in the Invested Amount of a Collateral Certificate previously conveyed to the Trust, as applicable, is made by the Transferor in compliance, in all material respects, with all Requirements of Law applicable to the Transferor;

(vi) as of (A) each day on which any new Receivable is created (B) the applicable Cut-Off Date with respect to the Initial Accounts (and the Receivables arising therein) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to an Additional Collateral Certificate and (D) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to the Trust, all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance to the Trust by the Transferor of such Receivables or Additional Collateral Certificate or the increase of the Invested Amount of any Collateral Certificate previously conveyed to the Trust by the Transferor have been duly obtained, effected or given and are in full force and effect;

(vii) as of (A) each Issuance Date, (B) the applicable Cut-Off Date with respect to the Initial Accounts (and the Receivables arising therein) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to an Additional Collateral Certificate and (D) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to the Trust, this Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in and to any Receivables existing on and after such date, any Additional Collateral Certificate or any increased amount of such Collateral Certificate, as applicable, transferred to the Trust by the Transferor and the proceeds thereof and Interchange and Recoveries identified as relating to the Receivables transferred to the Trust by the Transferor or, if this Agreement or, in the case of an Additional Collateral Certificate or Additional Accounts, the related

Collateral Certificate Assignment or Account Assignment, as applicable, does not constitute a sale of such property, it creates a valid and continuing security interest (as defined in the applicable UCC) in such property in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Transferor;

(viii) as of (A) each Issuance Date, (B) the applicable Cut-Off Date with respect to the Initial Accounts (and the Receivables arising therein) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to an Additional Collateral Certificate and (D) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to the Trust, the Transferor has caused or will have caused within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such property granted to the Trust hereunder and upon the filing of all such appropriate financing statements, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

(ix) as of (A) each Issuance Date, (B) the applicable Cut-Off Date with respect to the Initial Accounts (and the Receivables arising therein) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to an Additional Collateral Certificate and (D) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to the Trust, other than the security interest granted to the Trust pursuant to this Agreement or any other security interest that has been terminated, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed such property; the Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering such property other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated; and the Transferor is not aware of any judgment or tax lien filings against the Transferor. Upon the filing of any applicable financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security interest or ownership interest in such property and proceeds;

(x) as of (A) each Issuance Date, (B) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to the Trust and (C) each Addition Date with respect to an Additional Collateral Certificate, such Collateral Certificate constitutes a “certificated security” within the meaning of the applicable UCC; the Transferor has in its possession all original copies of each certificate that constitutes or evidences such Collateral Certificate; the certificates that constitute or evidence such Collateral Certificate do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust; and all financing statements filed or to be filed against the Transferor in favor of the Trust in connection herewith describing such Collateral Certificate contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trust”;

(xi) as of each Addition Date with respect to an Additional Collateral Certificate, such Additional Collateral Certificate is an Eligible Collateral Certificate;

(xii) as of each Cut-Off Date, the related Initial Accounts, and as of each Addition Cut-Off Date, the related Additional Accounts are Eligible Accounts;

(xiii) as of (A) the applicable Cut-Off Date with respect to the Receivables then existing in each Initial Account transferred by the Transferor and the applicable Addition Cut-Off Date with respect to the Receivables then existing in each Additional Account transferred by the Transferor, (B) the date of the creation of each new Receivable transferred to the Trust by the Transferor and (C) each Issuance Date with respect to all Receivables which have been conveyed to the Trust by the Transferor, each such Receivable constitutes an “account” within the meaning of the applicable UCC;

(xiv) as of (A) the applicable Cut-Off Date with respect to the Receivables then existing in each Initial Account transferred by the Transferor and the applicable Addition Cut-Off Date with respect to the Receivables then existing in each Additional Account transferred by the Transferor and (B) the date of the creation of any new Receivable transferred to the Trust by the Transferor, such Receivable is an Eligible Receivable;

(xv) on the applicable Cut Off Date, with respect to Initial Accounts transferred by the Transferor, or Addition Cut-Off Date, with respect to Additional Accounts transferred by the Transferor, no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders have been used in selecting such Accounts; and

(xvi) on each applicable Increase Date with respect to the Collateral Certificate which is to have its Invested Amount increased, such Collateral Certificate is an Eligible Collateral Certificate.

(b) Notice of Breach. The representations and warranties set forth in Section 2.03 and this Section 2.04 shall survive the transfers and assignments of the Collateral Certificates and the Receivables to the Trust, the pledge of the Collateral Certificates and the Receivables to the Collateral Agent pursuant to the Asset Pool One Supplement, and the issuance of the Notes. The representations and warranties set forth in this Section 2.04 shall not be waived by any of the parties to this Agreement unless the Note Rating Agency Condition shall have been satisfied with respect to such waiver. Upon discovery by the Transferor, the Servicer, the Indenture Trustee, the Collateral Agent or the Owner Trustee of a breach of any of the representations and warranties set forth in Section 2.03 or this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties following such discovery.

Section 2.05 Transfer of Ineligible Receivables and Ineligible Collateral Certificates.

(a) Automatic Removal. With respect to Receivables or Collateral Certificates, in the event that:

(i) (1) any representation or warranty contained in subsection 2.04(a)(v) is not accurate in any material respect as of the date specified therein, or in the event that a Receivable is not an Eligible Receivable or a Collateral Certificate is not an Eligible Collateral Certificate, and (2) either of the following two conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust’s rights in, to or under such Collateral Certificate or Receivable or its proceeds are impaired or the proceeds of such Collateral Certificate or Receivable are not available for any reason to the Trust free and clear of any Lien; or (B) the Lien upon the subject Receivable or Collateral Certificate arises in favor of the United States of America or any state or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or has been consented to by the Transferor; or

(ii) with respect to Receivables, the Transferor has taken an action which causes a Receivable to be deemed to be an “instrument” (as defined in the UCC) in contravention of the provisions of subsection 2.08(a);

then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Indenture Trustee, the Collateral Agent or the Owner Trustee, then the Transferor shall accept reassignment of all applicable Receivables or of the applicable Collateral Certificate on the terms and conditions set forth in paragraph (c) below.

(b) Removal After Cure Period. In the event any representation or warranty contained in subsection 2.04(a)(iv), (vi), (vii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv) or (xvi) is not accurate in any material respect as of the date specified therein with respect to (x) any Collateral Certificate and such breach has a material adverse effect on the Collateral Certificate such that the Trust’s rights in, to or under such Collateral Certificate or its proceeds are impaired or the proceeds of such Collateral Certificate are not available for any reason to the Trust free and clear of any Lien or (y) any Receivable or the related Account and such breach has a material adverse effect on the Receivable such that as a result of the breach the Receivable is charged off as uncollectible, the Trust’s rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust, then, unless cured within sixty (60) days (or such longer period, not in excess of one hundred and twenty (120) days, as may be agreed to by the Indenture Trustee, the Collateral Agent and the Servicer) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of written notice thereof (a “Repurchase Notice”) given by the Owner Trustee, the Indenture Trustee, the Collateral Agent or the Servicer, the Transferor shall accept reassignment of the Ineligible Collateral Certificate or of the Ineligible Receivable, as the case may be, on the terms and conditions set forth in paragraph (c) below.

(c) Procedures for Removal. When the provisions of subsection 2.05(a) or (b) above require (i) removal of a Collateral Certificate, the Collateral Agent shall deliver such Collateral Certificate (such Collateral Certificate, an “Ineligible Collateral Certificate”) to the Transferor with a valid assignment in the name of the Transferor for cancellation by the Transferor and directing the Servicer to deduct the Invested Amount of each such Ineligible Collateral Certificate from the Pool Balance and to decrease the Transferor Amount by the Invested Amount of such Ineligible Collateral Certificate or (ii) removal of a Receivable, the Transferor shall accept reassignment of such Receivable (each such Receivable, an “Ineligible Receivable”) by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Pool Balance and to decrease the Transferor Amount by the principal balance of such Ineligible Receivable. On and after the date of such removal, the Invested Amount of each Ineligible Collateral Certificate and the principal balance of each Ineligible Receivable shall be deducted from the Pool Balance and Transferor Amount. In the event that the exclusion of an Ineligible Collateral Certificate or an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Minimum Pool Balance or would otherwise not be permitted by law, the Transferor shall immediately, but in no event later than ten (10) Business Days after such event, make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Minimum Pool Balance.

Upon reassignment of any Ineligible Collateral Certificate or Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Collateral Certificate or Ineligible Receivable, all Interchange and Recoveries related to any such Receivable, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Collateral Certificate or Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The obligation of the Transferor to accept reassignment of any Ineligible Collateral Certificate or Ineligible Receivable previously conveyed to the Trust by the Transferor, and to make the deposits, if any, required to be made to the applicable Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust or the Noteholders (or the Indenture Trustee or the Collateral Agent on behalf of the Noteholders). The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the Transferor to effect the conveyance of such Ineligible Collateral Certificate or Ineligible Receivable pursuant to this subsection 2.05(c), but only upon receipt of an Officer’s Certificate from the Transferor that states that all conditions set forth in this Section 2.05 have been satisfied.

(d) Asset Review. Pursuant to the terms of the Indenture, in the event a Delinquency Trigger Breach occurs and Certified Note Owners vote to initiate an asset representations review by the Reviewer to determine instances of non-compliance with respect to asset related representations and warranties specified in the Asset Representations Review Agreement, such a review will be conducted as described in Section 3.4 of the Asset Representations Review Agreement. After the conclusion of the asset representations review, the Reviewer shall provide a report of its findings of the asset representations review to the Indenture Trustee, the Issuing Entity, the Transferor, the Sponsor and the Servicer. The Servicer shall determine whether any reported non-compliance with the representation and warranties identified by the Reviewer satisfies the requirements for a repurchase under this Section 2.05 and shall notify the Indenture Trustee and the Transferor of its determination. If the Servicer determines that the conditions for a repurchase under this Section 2.05 have been satisfied, the Servicer shall deliver a Repurchase Notice to the Transferor pursuant to subsection 2.05(b).

(e) Dispute Resolution. In accordance with the provisions of Section 13.06 of the Indenture, if the Transferor or its designee does not accept the transfer, reassignment or conveyance of a receivable deemed to be an Ineligible Receivable within one hundred and eighty (180) days of the receipt of the Repurchase Notice by the Transferor, then the Servicer, the Indenture Trustee or other transaction participant who submitted the Repurchase Notice shall have the right to refer the matter within thirty (30) days to either mediation or arbitration and the Transferor must agree to such selected resolution method.

Section 2.06 Reassignment of Collateral. In the event any representation or warranty of the Transferor set forth in subsection 2.03(a) or (c) or subsection 2.04(a)(i), (ii), (iii) or (viii) is not accurate in any material respect and such breach has a material adverse effect on the Receivables designated for inclusion in Asset Pool One or a particular Collateral Certificate previously transferred to the Trust or the availability of the proceeds thereof to the Trust then, any of the Owner Trustee, the Indenture Trustee, the Collateral Agent or the Holders of Notes evidencing more than 66 2⁄3% of the aggregate unpaid principal amount of all Outstanding Notes secured by Asset Pool One, by notice then given to the Transferor, the Administrator and the Servicer (and to the Owner Trustee, the Indenture Trustee and the Collateral Agent, if given by the Noteholders), may direct the Transferor to accept a reassignment of the Receivables designated for inclusion in Asset Pool One and/or any such Collateral Certificate conveyed to the Trust by the Transferor and designated for inclusion in Asset Pool One, pursuant to this Agreement, the applicable Receivables Purchase Agreement, if any, the applicable Series Supplement, the applicable Account Assignment or the applicable Collateral Certificate Assignment, if such breach and any material adverse effect caused by such breach is not cured within sixty (60) days of such notice (or within such longer period as may be specified in such notice), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that the Transferor shall only be required to accept reassignment of Receivables or Collateral Certificates with respect to which the relevant representation and warranty was deemed to be breached; and provided, further, the affected Receivables and the affected Collateral Certificates will not be reassigned to the Transferor if, on any day during such applicable period the relevant representation and warranty shall be accurate in all material respects as if made on such day. The Transferor shall deposit the portion of the Reassignment Amount attributable to the applicable Notes in the Collection Account to be treated (i) in connection with amounts determined under clause (a) of the definition of “Reassignment Amount,” as Principal Collections for each Series of Notes and (ii) in connection with the amounts determined under clause (b) of the definition of “Reassignment Amount,” as Finance Charge Collections for each Series of Notes, in either case, in immediately available funds not later than 1:00 p.m., New York City time, on the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment.

If the Owner Trustee, the Indenture Trustee, the Collateral Agent or the Noteholders give notice directing the Transferor to accept a reassignment of any Receivables or any Collateral Certificate as provided above, the obligation of the Transferor to accept such reassignment pursuant to this Section 2.06 and to make the deposit required to be made to the Collection Account for each Series of Notes as provided in this Section 2.06 shall constitute the sole remedy respecting an event of the type specified above in this Section 2.06 available to the Noteholders (or the Indenture Trustee or the Collateral Agent on behalf of the Noteholders). Upon reassignment of the affected Receivables and any affected Collateral Certificate on the First Note Transfer Date

following the Monthly Period in which such obligation arises, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the affected Receivables and affected Collateral Certificates, all Interchange and Recoveries allocable to the Trust with respect thereto, and all monies and amounts due or to become due with respect thereto and all proceeds of the Receivables (and any costs or expenses incurred by the Indenture Trustee in connection with such reassignment shall be reimbursed by the Servicer). The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such property pursuant to this Section.

Section 2.07 [Reserved].

Section 2.08 Covenants of the Transferor. The Transferor hereby covenants that:

(a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument (as defined in the UCC) and if any such Receivable is so evidenced it shall be deemed to be an Ineligible Receivable in accordance with subsection 2.05(a) and shall be reassigned to the Transferor in accordance with subsection 2.05(c). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an “account” (as defined in the UCC).

(b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or Collateral Certificate conveyed by it to the Trust, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Indenture Trustee, the Collateral Agent and the Owner Trustee of the existence of any Lien on any Receivable or Collateral Certificate; and the Transferor shall defend the right, title and interest of the Trust, the Indenture Trustee and the Collateral Agent in, to and under the Receivables and any Collateral Certificate, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.08(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(c) Transferor Interest. Except for the conveyances hereunder, in connection with any transaction permitted by subsection 6.02(a)(i) and as provided in Section 2.07, the Transferor agrees not to transfer, sell, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor Interest or the Transferor Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale shall be void unless the Owner Trustee shall have received an Issuing Entity Tax Opinion.

(d) Delivery of Collections. In the event that the Transferor receives Collections, the Transferor agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof.

(e) Notice of Liens. The Transferor shall notify the Owner Trustee, the Indenture Trustee and the Collateral Agent promptly after becoming aware of any Lien on any Receivable or Collateral Certificate conveyed by it to the Trust other than the conveyances hereunder and under any applicable Receivables Purchase Agreement, any applicable Pooling and Servicing Agreement, any applicable Series Supplement, the Indenture and the Asset Pool One Supplement.

Section 2.09 Covenants of the Transferor with Respect to Any Applicable Receivables Purchase Agreement. The Transferor, in its capacity as purchaser of Receivables from any Account Owner pursuant to a Receivables Purchase Agreement, hereby covenants that the Transferor will at all times enforce the covenants and agreements of any Account Owner in such Receivables Purchase Agreement, including covenants that the Account Owner shall at all times enforce the covenants and agreements of the Transferor in any Receivables Purchase Agreement.

Section 2.10 [Reserved].

Section 2.11 Increases in the Invested Amount of an Existing Collateral Certificate.

(a) The Invested Amount of any Collateral Certificate previously conveyed to the Trust and designated for inclusion in Asset Pool One may be increased by the Transferor on any Business Day in connection with:

(i) the issuance of an additional Series, Class or Tranche of Notes secured by Asset Pool One; or

(ii) the increase of the Transferor Amount.

(b) In connection with any increase in the Invested Amount of a Collateral Certificate previously conveyed to the Trust, such increase shall either be funded from the proceeds of the issuance of an additional Series, Class or Tranche of Notes or funded by the Transferor (which funding may be in cash or through an increase in the Transferor Interest).

(c) Notwithstanding any other provision of this Agreement, with respect to any Monthly Period, the Invested Amount of a Collateral Certificate previously conveyed to the Trust shall not be increased, including increases pursuant to this Section 2.11, if (i) an Early Amortization Event shall have occurred with respect to any Notes as a result of a failure to add Collateral to the Trust for inclusion in Asset Pool One or a failure to increase the Invested Amount of a Collateral Certificate previously conveyed to the Trust at a time when the Pool Balance for the prior Monthly Period is less than the Minimum Pool Balance for such prior Monthly Period and (ii) increasing the Invested Amount of or reinvesting in a Collateral Certificate previously conveyed to the Trust would result in a reduction in the allocation percentage applicable for principal collections for such Collateral Certificate.

Section 2.12 Addition of Collateral.

(a) Required Additions.

(i) If, (A) as determined on any Determination Date, the Transferor Amount for the prior Monthly Period is less than the Required Transferor Amount for such prior Monthly Period, the Transferor shall (1) designate Receivables in additional Accounts to be transferred to the Trust (each, an “Additional Account”) for designation pursuant to the Asset Pool One Supplement, (2) designate one or more Collateral Certificates to be transferred to the Trust (each, an “Additional Collateral Certificate”) for designation pursuant to the Asset Pool One Supplement or (3) increase the Invested Amount of one or more Collateral Certificates previously conveyed to the Trust pursuant to Section 2.11 in a sufficient amount such that, after giving effect to such addition or increase, the Transferor Amount for the prior Monthly Period would have been at least equal to the Required Transferor Amount for such prior Monthly Period, or (B) as determined on any Determination Date, the Pool Balance for the prior Monthly Period is less than the Minimum Pool Balance for such prior Monthly Period, the Transferor shall (1) designate Receivables in Additional Accounts to be transferred to the Trust for designation pursuant to the Asset Pool One Supplement, (2) designate one or more Additional Collateral Certificates to be transferred to the Trust for designation pursuant to the Asset Pool One Supplement or (3) increase the Invested Amount of one or more Collateral Certificates previously conveyed to the Trust pursuant to Section 2.11 in a sufficient amount such that, after giving effect to such addition or increase, the Pool Balance would have been at least equal to the Minimum Pool Balance for the prior Monthly Period; provided, however, that in the event of a Servicer Rating Event, the Transferor Amount and the Pool Balance will be determined on a daily basis in accordance with a method to be determined by the Servicer, subject to satisfaction of the Note Rating Agency Condition.

Any increase in the Invested Amount of one or more Collateral Certificates previously conveyed to the Trust shall occur and/or designation of Receivables in any Additional Accounts and/or any Additional Collateral Certificates to be transferred to the Trust for designation to Asset Pool One shall be transferred to the Trust and designated for inclusion in Asset Pool One on or before the thirtieth Business Day following such Determination Date (such date, in connection with the addition of Additional Accounts or Additional Collateral Certificates, the “Addition Date” and in connection with the increase of a Collateral Certificate previously conveyed to the Trust, the “Increase Date”); provided, however, that in the event of a Servicer Rating Event, any such Addition Date or Increase Date shall be on or before the tenth Business Day following such Determination Date. The failure of the Transferor to increase the Pool Balance or the Transferor Amount as provided in this clause (i) solely as a result of the unavailability to the Transferor of a sufficient amount of Additional Accounts and/or Additional Collateral Certificates and/or the inability to increase the Invested Amount of one or more Collateral Certificates previously conveyed to the Trust shall not constitute a breach of this Agreement; provided that any such failure which has not been timely cured may nevertheless result in the occurrence of an Early Amortization Event.

(ii) Any Additional Accounts or Additional Collateral Certificates designated to be included as Trust Assets pursuant to clause (i) above may only be so included if the applicable conditions specified in subsection (c) below have been satisfied.

(b) Permitted Additions.

(i) In addition to its obligation under subsection 2.12(a), the Transferor may, but shall not be obligated to, subject to the conditions in paragraph (c) below, (x) designate from time to time Receivables in Additional Accounts to be included as Trust Assets, and/or Additional Collateral Certificates to be included as Trust Assets and (y) increase the Invested Amount of a Collateral Certificate previously conveyed to the Trust. Such additional Collateral shall be transferred to the Issuing Entity on the Addition Date or the Increase Date, as applicable.

(ii) On any Business Day, consideration in the form of cash will be applied or an increase in the Transferor Interest will be effected in connection with any increase in the Trust Assets pursuant to Section 2.11 or this Section 2.12, as applicable.

(c) Conditions to Additions. On each Addition Date with respect to any Additional Accounts and/or Additional Collateral Certificates, the applicable Receivables in Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or the applicable Additional Collateral Certificates existing as of the close of business on the applicable Addition Date shall be designated as additional Trust Assets, subject to the satisfaction of the following conditions (which shall not apply with respect to any increase in the Invested Amount of any Collateral Certificate previously conveyed to the Trust except as specified in clause (i) below):

(i) on or before the third Business Day prior to the Addition Date or the Increase Date with respect to additions or increases pursuant to subsection 2.12(a) and on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.12(b) (the “Notice Date”), the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Servicer, the Collateral Agent and each Note Rating Agency written notice (unless such notice requirement is otherwise waived) that the Additional Accounts and/or Additional Collateral Certificates will be included in the Trust Assets or an increased Invested Amount of a Collateral Certificate previously conveyed to the Trust will be included in the Trust Assets (the latter notice requirement shall only apply to increases made pursuant to subsection 2.12(a); provided, however, that notice shall be delivered to the Collateral Agent in connection with any increase in the Invested Amount of a Collateral Certificate previously conveyed to the Trust on or prior to the relevant Increase Date), which notice shall specify, as applicable, (x) the approximate aggregate amount of the Principal Receivables to be conveyed, (y) the Invested Amount of the Collateral Certificates to be conveyed or (z) the amount by which the Invested Amount of a Collateral Certificate previously conveyed to the Trust is to be increased, as well as the applicable Addition Date or Increase Date and, in connection with the Additional Accounts, the Addition Cut-Off Date;

(ii) the Transferor shall represent and warrant as of the applicable Addition Cut-Off Date, that each Additional Account is an Eligible Account;

(iii) the Transferor shall represent and warrant as of the applicable Addition Date, that each Additional Collateral Certificate is an Eligible Collateral Certificate;

(iv) on or before the Addition Date with respect to Additional Accounts and the Receivables arising thereunder, the Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, and the Servicer a written assignment in substantially the form of Exhibit A-2 (the “Account Assignment”) and, within five (5) Business Days after the Addition Date, the Transferor shall have delivered, or caused to be delivered, to the Collateral Agent, as designee, on behalf of the Trust, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of all Additional Accounts designated by such Account Assignment, identified by account reference number and the aggregate amount of the Receivables in each Additional Account as of the Addition Cut-Off Date, which list shall, as of such Addition Date, modify and amend and be incorporated into and made a part of such Account Assignment and this Agreement and shall supplement Schedule 2 to this Agreement;

(v) on or before the Addition Date with respect to Additional Collateral Certificates, the Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, a written assignment in substantially the form of Exhibit A-1 (the “Collateral Certificate Assignment”) and each Collateral Certificate shall be registered in the name of the Owner Trustee, on behalf of the Issuing Entity;

(vi) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Account Owner, as applicable, or the Transferor shall have occurred nor shall the transfer to the Trust of the Receivables arising in the Additional Accounts or of the Additional Collateral Certificate have been made in contemplation of the occurrence thereof;

(vii) the acquisition by the Trust of the Receivables arising in the Additional Accounts or of the Additional Collateral Certificate shall not, in the reasonable belief of the Transferor, result in an Adverse Effect under and within the meaning of the Indenture;

(viii) as of (A) the Addition Cut-Off Date, the Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of the Transferor in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof, or, if the Assignment does not constitute a sale of such property, it constitutes a grant of a “security interest” (as defined in the applicable UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of the Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation or (B) the Addition Date in connection with an Additional Collateral Certificate, the Assignment constitutes either (x) a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Additional Collateral Certificate designated on the Addition Date and such Additional Collateral Certificate will be held by the Owner Trustee, on behalf of the Trust, free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, or (y) a valid transfer for security of all of the Transferor’s right, title and interest in and to such Additional Collateral Certificate to the Owner Trustee, on behalf of the Trust, which is enforceable upon execution and delivery of the Assignment. Upon the filing of all appropriate financing statements, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

(ix) if, with respect to any three-month period or with respect to any twelve-month period, the aggregate number of Additional Accounts designated to have their Receivables added to the Trust and designated for inclusion in Asset Pool One shall exceed the Aggregate Addition Limit, the Transferor shall have received notice from each Note Rating Agency that the inclusion pursuant to subsection 2.12(b) of such Additional Accounts in excess of the applicable Aggregate Addition Limit will not result in the reduction or withdrawal of its then existing rating of any Series, Class or Tranche of Notes then issued and Outstanding and shall have delivered such notice to the Owner Trustee, on behalf of the Issuing Entity;

(x) if so notified by any Note Rating Agency on or before the second Business Day prior to the Addition Date with respect to additions of Additional Collateral Certificates pursuant to subsection 2.12(a) or on or before the fourth Business Day prior to the Addition Date with respect to additions of Additional Collateral Certificates pursuant to subsection 2.12(b) that such Note Rating Agency has elected to impose a Note Rating Agency Condition with respect to the addition of an Additional Collateral Certificate, the Transferor shall have received notice from such Note Rating Agency on or prior to the applicable Addition Date that the Note Rating Agency Condition shall have been satisfied with respect to such Note Rating Agency and the Transferor shall have delivered such notice to the Owner Trustee, on behalf of the Issuing Entity;

(xi) the Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, an Officer’s Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (x) above; and

(xii) on the Addition Date, the Transferor shall deliver to the Indenture Trustee, on behalf of the Trust (with a copy to each Note Rating Agency), an Opinion of Counsel with respect to the Receivables arising in Accounts included as Additional Accounts on such Addition Date substantially in the form of Exhibit H.

Section 2.13 Removal of Accounts.

(a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from certain Accounts (the “Removed Accounts”) for removal from the Trust. On or before the fifth Business Day (the “Removal Notice Date”) prior to the date on which the Receivables from the designated Removed Accounts will be reassigned to the Transferor (the “Removal Date”), the Trust shall give the Owner Trustee, the Indenture Trustee, the Servicer, the Collateral Agent and each Note Rating Agency written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

(b) The Transferor shall be permitted to designate and require reassignment to it of Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) all of the requirements for the removal of Accounts under the Asset Pool One Supplement have been satisfied;

(ii) the Servicer shall represent and warrant that (x) a random selection procedure was used by the Servicer in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (y) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (z) the Removed Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009;

(iii) the removal of any Receivable of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, cause an Adverse Effect or the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance for such Monthly Period in which such removal occurs;

(iv) on or prior to the Removal Date, the Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, for execution, a written assignment in substantially the form of Exhibit B (the “Reassignment”) and the Transferor shall have, within five (5) Business Days after the Removal Date, or as otherwise agreed upon between the Transferor and the Collateral Agent, as designee, on behalf of the Trust, delivered to, or caused to be delivered to, the Collateral Agent, as designee, on behalf of the Trust, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Owner Trustee) of all Removed Accounts designated by such Reassignment, identified by account reference number and the aggregate amount of Receivables outstanding in each Removed Account as of the Removal Cut-Off Date, which list shall, as of the Removal Date, modify and amend and be incorporated into and made a part of this Agreement;

(v) on or prior to the Removal Date, if such removal is pursuant to subsection 2.13(b)(ii)(z), the Note Rating Agency Condition shall have been satisfied; and

(vi) (A) the Administrator, on behalf of the Trust, shall have delivered to the Owner Trustee an Officer’s Certificate confirming the items set forth in clause (i) above, (B) the Servicer shall have delivered to the Owner Trustee, on behalf of the Trust, an Officer’s Certificate confirming the items set forth in clause (ii) above and (C) the Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, an Officer’s Certificate confirming the items set forth in clauses (iii) through (v) above. The Owner Trustee, the Indenture Trustee and the Collateral Agent may each conclusively rely on each such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon satisfaction of the above conditions, the Owner Trustee, on behalf of the Issuing Entity, shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Collateral.

Section 2.14 Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 9.01 or any order of any Governmental Authority (a “Transfer Restriction Event”)), then, in any such event, (a) the Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Principal Receivables and Finance Charge Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections with respect to Principal Receivables and Finance Charge Receivables but for the Transferor’s inability to transfer such Receivables (up to the lesser of the amount of such insufficiency or an aggregate amount equal to the amount of Principal Receivables and Finance Charge Receivables in the Trust on such date transferred to the Trust by the Transferor), (b) the Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with the terms of the Asset Pool One Supplement and the terms of each Indenture Supplement and (c) for only so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and Finance Charge Receivables (and all amounts which would have constituted Principal Receivables and Finance Charge Receivables but for the Transferor’s inability to transfer Receivables to the Trust) which are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with the terms of the Asset Pool One Supplement and each Indenture Supplement and all amounts that would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Noteholder Percentage with respect to Principal Receivables with respect to any Series, Class or Tranche of Notes secured by the Receivables designated for inclusion in Asset Pool One. For the purpose of the immediately preceding sentence, the Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If the Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, the Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with the terms of the Asset Pool One Supplement and each Indenture Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of the Asset Pool One Supplement and each Indenture Supplement.

Section 2.15 Discount Receivables.

(a) The Transferor shall have the option to designate at any time and from time to time a fixed percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the “Yield Factor”), currently zero, of all or any specified portion of Gross Principal Receivables outstanding that have been designated for inclusion in Asset Pool One on any date of determination and subsequently created to be treated as Discount Receivables and included as Finance Charge Receivables. Subject to the conditions specified below, the Transferor may, without notice to or the consent of any Noteholder whose Notes are secured by Asset Pool One, from time to time, increase, reduce or eliminate the Yield Factor on or after such initial date of determination and any other specified date (each, a “Discount Option Date”). The Transferor shall provide thirty (30) days prior written notice of any such change in a Yield Factor with respect to Asset Pool One and the related Discount Option Date to the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent and any Note Rating Agency and such change in the Yield Factor shall become effective on such Discount Option Date unless such designation, in the reasonable belief of the Transferor, would cause an Early Amortization Event or Event of Default with respect to any Series, Class or Tranche of Notes to occur, or an event which, with notice or lapse of time or both, would constitute an Early Amortization Event or Event of Default with respect to any Series, Class or Tranche of Notes. Accordingly, on each Discount Option Date after a change in Yield Factor, the Transferor shall apply the new Yield Factor to all or the portion of the Gross Principal Receivables outstanding that have been designated for inclusion in Asset Pool One which are to be treated as Discount Receivables.

(b) After the Discount Option Date, Discount Receivables Collections with respect to Receivables designated for inclusion in Asset Pool One shall be treated as Finance Charge Collections to be allocated to Asset Pool One.

[END OF ARTICLE II]

ARTICLE III

COLLECTIONS, ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.01 Collections and Allocations.

(a) The Servicer (or, if the authority of the Servicer has been revoked pursuant to Section 10.01 hereof, the Indenture Trustee, or, if a Successor Servicer has been appointed, the Successor Servicer) shall receive from time to time funds from the Transferor in respect of Receivables and from each applicable Master Trust with respect to the Collateral Certificates pledged to the Trust. Upon receipt of any funds in respect of a Collateral Certificate or Receivables, unless otherwise specified herein, the Servicer shall deposit such amounts in the Collection Account, which amounts shall be applied by the Collateral Agent, on behalf of the Indenture Trustee, pursuant to the Asset Pool One Supplement. Except as otherwise provided below in paragraphs (b) and (c), the Servicer shall deposit Collections with respect to Receivables into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing and shall deposit Collections received with respect to Collateral Certificates with respect to any Monthly Period into the Collection Account no later than the First Note Transfer Date in the next succeeding Monthly Period. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer.

(b) For as long as JPMCB remains the Servicer hereunder and (i) no Servicer Rating Event shall have occurred and be continuing or (ii) JPMCB obtains a guarantee or letter of credit covering risk of collection with respect to its deposit and payment obligations under this Agreement (in form and substance satisfactory to each Note Rating Agency) from a guarantor having a short-term credit rating of at least “F1” from Fitch, “P-1” from Moody’s and “A-1” from S&P (or such other rating below “F1”, “P-1” or “A-1,” as the case may be, which is acceptable to such Note Rating Agency), or (iii) the Note Rating Agency Condition will have been satisfied despite the Servicer’s inability to satisfy the rating requirement specified in clause (i) or (ii) above, or (iv) for five (5) Business Days following any reduction of any such rating or failure to satisfy the conditions specified in clause (i) or (ii) above, the Servicer need not make daily deposits of Collections into the Collection Account as provided in the preceding paragraph, but may make deposits in an amount equal to the net amount of such deposits and payments which would have been made with respect to Notes to receive payments on the related Payment Dates had the conditions of this sentence not applied, into the Collection Account in immediately available funds not later than 1:00 p.m., New York City time, on each applicable Note Transfer Date following the Monthly Period with respect to which such deposit relates. To the extent that, in accordance with this Section 3.01, the Servicer has retained amounts which would otherwise be required to be deposited into a Collection Account or any Supplemental Bank Account with respect to any Monthly Period, the Servicer shall be required to deposit such amounts in the applicable Collection Account or such Supplemental Bank Account on the related Note Transfer Date to the extent necessary to make required distributions on the related Payment Date.

(c) Notwithstanding anything else in this Agreement to the contrary, unless otherwise specified in the Indenture, the Asset Pool One Supplement or any applicable Indenture Supplement, with respect to any Monthly Period for which the Servicer is required to make daily deposits into the Collection Account or into any Supplemental Bank Account provided for in any Indenture Supplement for any Series:

(i) the Servicer will only be required to deposit Collections (other than Recoveries, which will be deposited in accordance with subsection 3.07(a), and the Interchange Amount, which will be deposited in accordance with subsection 3.07(b)) into the Collection Account or any Supplemental Bank Account no later than the second Business Day following the Date of Processing in an amount equal to the lesser of:

(1) the amount required to be deposited into the Collection Account or such Supplemental Bank Account on such Business Day pursuant to the terms of the Indenture or any Indenture Supplement for any Series, and

(2) the amount required to be distributed on or prior to the related Note Transfer Date to the extent necessary to make required distributions on the related Payment Date of:

(A) interest and principal due to Holders of the Notes (including Notes held by the Transferor, unless the Transferor is also the Servicer or an Affiliate of the Servicer) provided for in any Indenture Supplement for any Series,

(B) the Trust Servicing Fee allocable to the Notes (excluding the amount allocable to the Transferor Interest), but only if the Transferor is not also the Servicer or an Affiliate of the Servicer,

(C) the Default Amount (excluding the amount allocable to the Transferor Interest),

(D) targeted deposits to any reserve account designated and established pursuant to the Indenture Supplement for any Series,

(E) amounts owed under any Supplemental Credit Enhancement or Derivative Agreement, and

(F) any other amounts identified in any Indenture Supplement for any Series to be paid to Holders of the Notes other than the Transferor, deposited in reserve accounts or other enhancement accounts or paid to third parties from Collections, and any Collections not required to be deposited in the Collection Account shall be deposited in the Excess Funding Account to the extent required pursuant to the terms of the Indenture or any Indenture Supplement for any Series, and any remaining Collections shall be paid to the Transferor; and

(ii)

(1) if at any time prior to the related Note Transfer Date the amount of Collections deposited in any Collection Account with respect to the related Monthly Period exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall withdraw such excess from such Collection Account and immediately pay it to the Transferor, and

(2) if at any time prior to the related Note Transfer Date the amount of Collections deposited in any Collection Account with respect to the related Monthly Period is less than the amount required to be deposited pursuant to clause (i) above, the Transferor shall pay to the Servicer, and the Servicer shall deposit into such Collection Account, the amount of the shortfall, but only to the extent of Collections previously paid to the Transferor with respect to such Monthly Period pursuant to this paragraph.

(iii) For the avoidance of doubt, to the extent that the exact amount of the required deposits or distributions pursuant to clauses (i)(1) and (i)(2) above are unknown, the Servicer will be allowed to make a good faith estimate of the respective amounts thereof subject to the adjustment provisions set forth in clauses (ii)(1) and (ii)(2) above.

Section 3.02 Allocations of Finance Charge Collections, the Default Amount and the Trust Servicing Fee.

(a) With respect to each Monthly Period, the Servicer shall allocate to Asset Pool One an amount equal to the Finance Charge Collections from the Trust Assets identified in the Asset Pool One Supplement to be included in the Collateral for Asset Pool One for such Monthly Period.

(b) With respect to each Monthly Period, the Servicer shall allocate to Asset Pool One an amount equal to the Default Amount with respect to the Trust Assets identified in the Asset Pool One Supplement to be included in the Collateral for Asset Pool One for such Monthly Period.

(c) With respect to each Monthly Period, the Servicer shall allocate to Asset Pool One an amount equal to the Servicing Fee with respect to such Monthly Period.

Section 3.03 Allocations of Principal Collections. With respect to each Monthly Period, the Servicer shall allocate to Asset Pool One an amount equal to the Principal Collections from the Trust Assets identified in the Asset Pool One Supplement to be included in the Collateral for Asset Pool One for such Monthly Period.

Section 3.04 Allocations of Finance Charge Collections, the Default Amount, the Servicing Fee and Principal Collections Allocable to the Transferor Interest of Asset Pool One.

(a) With respect to each Monthly Period, unless otherwise stated in the Asset Pool One Supplement or any Indenture Supplement, the Servicer shall allocate to the holder of the Transferor Interest for Asset Pool One an amount equal to the product of (i) the Transferor Percentage for Asset Pool One with respect to such Monthly Period and (ii) the Finance Charge Collections allocable to Asset Pool One with respect to such Monthly Period. If so specified in any Indenture Supplement, such amounts may be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain Supplemental Bank Accounts.

(b) With respect to each Monthly Period, the Servicer shall allocate to the holder of the Transferor Interest for Asset Pool One an amount equal to the product of (i) the Transferor Percentage for Asset Pool One with respect to such Monthly Period and (ii) the Default Amount allocable to Asset Pool One with respect to such Monthly Period.

(c) With respect to each Monthly Period, the Servicer shall allocate to the holder of the Transferor Interest for Asset Pool One an amount equal to the product of (i) the Transferor Percentage for Asset Pool One with respect to such Monthly Period and (ii) the Servicing Fee with respect to such Monthly Period.

(d) With respect to each Monthly Period, unless otherwise stated in the Asset Pool One Supplement or any Indenture Supplement, the Servicer shall allocate to the holder of the Transferor Interest for Asset Pool One an amount equal to the product of (i) the Transferor Percentage for Asset Pool One with respect to such Monthly Period and (ii) the Principal Collections allocable to Asset Pool One with respect to such Monthly Period; provided, however, that amounts payable to the holder of the Transferor Interest for Asset Pool One pursuant to this subsection 3.04(d) shall instead be deposited into the Excess Funding Account for Asset Pool One to the extent that (i) the Transferor Amount is, or as a result of such payment would become, less than the Required Transferor Amount or (ii) the Pool Balance is, or as a result of such payment would become, less than the Minimum Pool Balance.

(e) Notwithstanding anything in this Agreement to the contrary, unless otherwise specified in the Indenture, the Asset Pool One Supplement or any applicable Indenture Supplement, the Servicer need not deposit any amount allocated to be paid to the Transferor pursuant to this Agreement, the Indenture, the Asset Pool One Supplement or any applicable Indenture Supplement into the Collection Account or any Supplemental Bank Account, but shall pay such amounts as collected to the Transferor.

Section 3.05 Transfer of Defaulted Accounts. Unless otherwise provided in the Asset Pool One Supplement or any Indenture Supplement, in consideration of receiving Recoveries as provided in subsection 3.07(a), on the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to sell, transfer, set over, and otherwise convey to the Transferor, without recourse, representation, or warranty, all the right, title and interest of the Trust in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, and all proceeds thereof allocable to the Trust with respect to such Receivables, excluding Recoveries relating thereto, which shall remain a part of the Collateral.

Section 3.06 Adjustments for Miscellaneous Credits and Fraudulent Charges.

(a) The Servicer shall be obligated to reduce on a net basis for each Monthly Period the aggregate amount of Principal Receivables (a “Credit Adjustment”) with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors) or (iii) which was created as a result of a fraudulent or counterfeit charge.

In the event that the inclusion of the amount of a Credit Adjustment in (x) the calculation of the Transferor Amount would cause the Transferor Amount to be an amount less than the Required Transferor Amount or (y) the calculation of the Pool Balance would cause the Pool Balance to be an amount less than the Minimum Pool Balance, the Transferor shall make a deposit, no later than (A) the First Note Transfer Date following the Monthly Period with respect to which such Credit Adjustment occurs or (B) in the event of a Servicer Rating Event, ten (10) Business Days after the inclusion of the Credit Adjustment that caused the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance, into the Excess Funding Account in immediately available funds in an amount equal to the greater of the amount by which (I) the Transferor Amount would be less than the Required Transferor Amount or (II) the Pool Balance would be an amount less than the Minimum Pool Balance, due to Credit Adjustments with respect to Receivables conveyed by the Transferor (each such deposit, an “Adjustment Payment”).

(b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 3.06 shall not require any change in any report previously delivered pursuant to subsection 4.04(a).

Section 3.07 Recoveries and Interchange.

(a) Recoveries. On or prior to the third Business Day following the end of each Monthly Period, the Account Owner shall notify the Servicer of the amount of Recoveries in respect of Defaulted Accounts to be included as Collections with respect to the preceding Monthly Period. On the First Note Transfer Date following the applicable Monthly Period, the Account Owner shall pay to the Servicer and the Servicer shall deposit into the Collection Account, in immediately available funds, the amount of Recoveries in respect of Defaulted Accounts to be so included as Collections with respect to the preceding Monthly Period; provided, however, that such deposit needs to be made only to the extent that such funds are required to be retained in the applicable Bank Accounts for the benefit of any Series, Class or Tranche of Notes pursuant to the provisions of this Article III, the Asset Pool One Supplement or the related Indenture Supplement provided that any such amount that is not so deposited shall be paid to the Transferor.

(b) Interchange. On or prior to the third Business Day following the end of each Monthly Period, each Account Owner shall notify the Servicer of the Interchange Amount, if any, which is required to be included as Finance Charge Collections with respect to the preceding Monthly Period. On the First Note Transfer Date following the applicable Monthly Period, each Account Owner shall pay to the Servicer and the Servicer shall deposit into the Collection Account, in immediately available funds, the Interchange Amount to be so included as Finance Charge Collections with respect to the preceding Monthly Period; provided, however, that such deposit needs to be made only to the extent that such funds are required to be retained in the applicable Bank Accounts for the benefit of any Series, Class or Tranche of Notes pursuant to the provisions of this Article III, the Asset Pool One Supplement or the related Indenture Supplement and any such amount that is not so deposited shall be paid to the Transferor.

[END OF ARTICLE III]

ARTICLE IV

SERVICING OF RECEIVABLES

Section 4.01 Acceptance of Appointment and Other Matters Relating to the Servicer.

(a) JPMCB agrees to act as the Servicer under this Agreement.

(b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall service and administer the Collateral Certificates and shall collect payments due under the Collateral Certificates in accordance with the terms and provisions of each such Collateral Certificate. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered unless such power is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, (i) to instruct the Collateral Agent, the Indenture Trustee or the Owner Trustee to make allocations, withdrawals and payments to or from the Collection Account, the Excess Funding Account and any Supplemental Bank Account or Sub-Account as set forth in this Agreement, the Indenture, the Asset Pool One Supplement or any Indenture Supplement, (ii) to take any action required or permitted under any Supplemental Credit Enhancement or Derivative Agreement, as set forth in this Agreement, the Asset Pool One Supplement, the Indenture or any Indenture Supplement, (iii) to instruct the Collateral Agent, the Indenture Trustee or the Owner Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or the Collateral Certificates and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (v) to execute and deliver, on behalf of the Trust, any and all instruments deemed necessary or appropriate by it to take any action or fulfill any obligation with respect to the Collateral Certificates and (vi) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. Each of the Collateral Agent, the Indenture Trustee and the Owner Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the applicable Bank Account and to take any action required under any Supplemental Credit Enhancement or Derivative Agreement at such time as required under this Agreement, the Asset Pool One Supplement, the Indenture or any Indenture Supplement. Each of the Collateral Agent, the Indenture Trustee and the Owner Trustee shall execute at the Servicer’s written request such documents prepared by the Transferor and acceptable to the Collateral Agent or the Indenture Trustee, as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) The Servicer shall not, and no Successor Servicer shall, be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other credit card receivables.

(d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of the applicable credit card company, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Noteholders.

(e) The Servicer shall, on and after such time as Receivables are included as Trust Assets, pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Collateral Certificates and the Receivables. Prior to the inclusion of Receivables as Trust Assets, such expenses shall be paid by the Account Owner in accordance with Section 12.03.

(f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card accounts covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Section 4.02 Servicing Compensation. As compensation for its servicing activities hereunder and under the Asset Pool One Supplement and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the “Trust Servicing Fee”) with respect to each Monthly Period prior to the termination of the Trust pursuant to Article VIII of the Trust Agreement, payable monthly on the related Payment Date. The Issuing Entity, as holder of each Collateral Certificate, agrees to pay the portion of the Trust Servicing Fee owed to each servicer of the Receivables underlying such Collateral Certificate; provided, however, in no event shall the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Administrator, the Collateral Agent or the Noteholders of any Series be liable for the share of the Trust Servicing Fee with respect to any Monthly Period to be paid by the holder of any Collateral Certificates.

Section 4.03 Representations, Warranties and Covenants of the Servicer. JPMCB, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on each Issuance Date, each Addition Date and each Increase Date (and on the date of any such appointment), the following representations, warranties and covenants on which the Trust, the Transferor, the Owner Trustee, the Collateral Agent and the Indenture Trustee shall be deemed to have relied in accepting each Collateral Certificate, any increase in a Collateral Certificate previously conveyed to the Trust and each Receivable in trust and in entering into the Indenture and the Asset Pool One Supplement:

(a) Organization and Good Standing. The Servicer is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. The Servicer is not required to qualify or register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

(c) Due Authorization. The execution, delivery, and performance of this Agreement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer and this Agreement will remain, from the time of its execution, an official record of the Servicer.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect, (y) the rights of creditors of depository institutions the accounts of which are insured by the Federal Deposit Insurance Corporation and (z) general equitable principles, whether applied in an action at law or in equity.

(e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have an Adverse Effect.

(h) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Collateral Certificate or any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the normal operating procedures of the Servicer.

(i) Protection of Rights. The Servicer shall take no action which, or omit to take any action the omission of which, would impair the rights of the Trust, the Collateral Agent, the Indenture Trustee or the Noteholders in any Collateral Certificate or any Receivable or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

(j) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of Delaware) and if any Receivable is so evidenced it shall be reassigned or assigned to the Servicer as provided in this Section.

(k) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

Section 4.04 Reports and Records for the Transferor, the Owner Trustee, the Indenture Trustee and the Collateral Agent.

(a) Daily Records. On each Business Day, the Servicer shall prepare or cause to be made available at the office of the Servicer for inspection by the Transferor, the Owner Trustee, the Indenture Trustee and the Collateral Agent upon request a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the second preceding Business Day, (ii) the aggregate amount of Receivables as of the close of business on the second preceding Business Day in the Accounts and (iii) the Invested Amount of each Collateral Certificate as of the close of business on the second preceding Business Day.

(b) Monthly Servicer’s Certificate. Unless otherwise stated in the Asset Pool One Supplement, on each Determination Date, the Servicer shall, with respect to each outstanding Series of Notes, deliver to the Transferor, the Owner Trustee, the Indenture Trustee and the Collateral Agent and each Note Rating Agency a certificate of an authorized officer of the Servicer in substantially the form set forth in the Asset Pool One Supplement. A copy of such certificate may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

Section 4.05 Annual Certificate of Servicer.

(a) Servicer Compliance Statement. Within the earlier of ninety (90) days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Transferor and each Note Rating Agency, the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, substantially in the form of Exhibit C, which statement shall be in the form of an Officer’s Certificate of the Servicer to the effect that (i) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such fiscal year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. A copy of such statement may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

(b) Report of Assessment of Compliance with Servicing Criteria. Within the earlier of ninety (90) days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall deliver to the Transferor, the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency, a report of compliance with servicing criteria required under Item 1122 of Regulation AB with respect to such fiscal year, substantially in the form of Exhibit F, which report will be in the form of an Officer’s Certificate of the Servicer to the effect that (i) the Servicer is responsible for assessing compliance with the servicing obligations under this Agreement; (ii) the Servicer has used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the servicing obligations under this Agreement; (iii) the Servicer has assessed compliance with the servicing obligations under this Agreement as of and for the period ending the end of such fiscal year and has disclosed any material instance of noncompliance identified by the Servicer; and (iv) a registered public accounting firm has issued an attestation report on the Servicer’s assessment of compliance with the servicing obligations under this Agreement as of and for the period ending the end of such fiscal year. A copy of such report may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

Section 4.06 Annual Servicing Report of Independent Certified Public Accountants; Copies of Reports Available.

(a) Within the earlier of ninety (90) days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall cause a registered public accounting firm (who may also render other services to the Servicer or the Transferor) to furnish to the Transferor, the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency an attestation report on each assessment of compliance with the servicing criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. A copy of such report or reports may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

(b) [RESERVED].

(c) In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 4.06, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee will not have made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 4.07 Tax Treatment. Unless otherwise specified in the Indenture or an Indenture Supplement with respect to a particular Series, Class or Tranche of Notes, the Transferor has entered into this Agreement, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes of each Series, Class or Tranche which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Trust Assets and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Transferor, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each Note Owner, by its acceptance of an interest in the applicable Note), agree, or will be deemed to have agreed, to treat such Note for federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Each Holder of such Note agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 4.07. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 7.15 of the Indenture, shall not file tax returns or obtain any federal employer identification number for the Trust but shall treat the Trust as a security device for federal income tax purposes. The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

Section 4.08 Notices to JPMCB. In the event that JPMCB is no longer acting as Servicer, any Successor Servicer shall deliver or make available to JPMCB each certificate and report required to be provided thereafter pursuant to subsection 4.04(b), Section 4.05 and subsection 4.06(a).

Section 4.09 Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed with respect to the Trust under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder. The Transferor shall, at its own expense, cooperate in any reasonable request of the Servicer in connection with such filings.

[END OF ARTICLE IV]

ARTICLE V

ADMINISTRATION OF THE TRUST; DUTIES OF THE ADMINISTRATOR

Section 5.01 Appointment of Administrator; Duties of Administrator.

(a) The Issuing Entity hereby appoints JPMCB to act as administrator (the “Administrator”), subject to Section 5.08.

(b) Duties of Administrator with Respect to the Related Agreements. The Administrator shall consult with the Owner Trustee regarding the duties of the Issuing Entity and the Owner Trustee under the Related Agreements. The Administrator shall monitor the performance of the Issuing Entity and shall advise the Owner Trustee when action is necessary to comply with the Issuing Entity’s or the Owner Trustee’s duties under the Related Agreements. The Administrator shall prepare for execution by the Issuing Entity or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to any Related Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuing Entity or the Owner Trustee to take pursuant to the Indenture, any Indenture Supplement and the Asset Pool One Supplement including, such of the foregoing as are required with respect to the following matters under the Indenture, any Indenture Supplement and the Asset Pool One Supplement (parenthetical references are to Articles or Sections of the Indenture):

(A) the duty to cause the Note Register to be kept, and notifying the Indenture Trustee of any appointment of a new Note Registrar and the location, or change in location, of the Note Registrar (subsections 3.05(a) and 3.05(i));

(B) preparing or obtaining the documents, legal opinions and instruments required for execution, authentication and delivery of the Notes, and delivery of the same to the Indenture Trustee for authentication (Sections 3.03, 3.04 and 3.10), providing for the replacement of mutilated, destroyed, lost or stolen Notes (Section 3.06), providing for the exchange or transfer of Notes (Section 3.05) and, to the extent set forth in the related Indenture Supplement, notifying each Note Rating Agency in writing of the issuance of any Tranche, Class or Series of Notes;

(C) directing the Collateral Agent with respect to the investment of funds in the Bank Accounts (Section 4.03);

(D) preparing or obtaining the documents, legal opinions and instruments required to be delivered to the Indenture Trustee with respect to the satisfaction and discharge of the Indenture (subsection 5.01(c)) and preparing the documents necessary for the Indenture Trustee to acknowledge the same (subsection 5.01(a));

(E) on the resignation or removal of any Indenture Trustee, appointing a successor Indenture Trustee (subsection 7.10(e)) and giving written notice of such resignation or removal and appointment to each Noteholder (subsection 7.10(f));

(F) preparing or causing to be prepared tax returns for the Issuing Entity (if required) and the reporting information for the Noteholders (Section 7.15);

(G) preparing on behalf of the Issuing Entity written instructions regarding any action proposed to be taken or omitted by the Indenture Trustee upon the Indenture Trustee’s application therefor (Section 7.18);

(H) furnishing to the Indenture Trustee a list of the names and addresses of the Registered Noteholders not more than fifteen (15) days after each Record Date or at such other times as the Indenture Trustee may request in writing (Section 8.01);

(I) establishing reasonable rules for matters relating to Action by or a meeting of Noteholders not otherwise set forth in Section 8.04 of the Indenture (subsection 8.04(g));

(J) preparing for the Issuing Entity such filings for filing with the Commission, and providing the Indenture Trustee with copies thereof once filed, as required by the Exchange Act or otherwise as in accordance with rules and regulations prescribed from time to time by the Commission (Section 8.05);

(K) preparing, completing and delivering to the Indenture Trustee and the trustee for the applicable Master Trust (with a copy to each Note Rating Agency), a Monthly Noteholders’ Statement (Section 8.06);

(L) preparing for the Issuing Entity the Payment Instruction after the Issuing Entity receives each Monthly Servicer’s Certificate under the applicable Series Supplement, delivering a copy thereof to the Indenture Trustee and the trustee for the applicable Master Trust and compiling such other information for the Issuing Entity (subsection 8.07(a));

(M) preparing or obtaining any necessary Opinion of Counsel, Issuing Entity Tax Opinion, Officer’s Certificate, or other document or instrument as may be required in connection with any supplemental indenture or amendment to the Indenture, any Indenture Supplement or the Asset Pool One Supplement (Article IX);

(N) giving notice to each Note Rating Agency and collecting the vote of Noteholders, as necessary, in connection with any supplemental indenture or amendment to the Indenture, any Indenture Supplement or the Asset Pool One Supplement (Article IX);

(O) appointing Paying Agents (Section 10.02) and causing any such Paying Agents to execute and deliver to the Indenture Trustee an instrument pursuant to which it agrees to act as Paying Agent as set forth in Section 10.03 of the Indenture;

(P) preparing Officer’s Certificates of the Issuing Entity directing the Paying Agent to pay to the Indenture Trustee sums held in trust by the Issuing Entity or such Paying Agent for the purpose of discharging the Indenture (Section 10.03);

(Q) preparing written statements for execution by an Authorized Officer as required by Section 10.04 of the Indenture;

(R) performing or causing to be performed all things necessary to preserve and keep in full force and effect the legal existence of the Issuing Entity (Section 10.05) and comply with applicable law (Section 10.07);

(S) giving prompt written notice to the Indenture Trustee and each Note Rating Agency of each Event of Default under the Indenture, each breach on the part of the applicable Master Trust Servicer or the applicable Master Trust Transferor of its respective obligations under the applicable Pooling and Servicing Agreement or any default of a Derivative Counterparty (Section 10.08);

(T) providing to Noteholders and prospective Noteholders information required to be provided by the Issuing Entity pursuant to Rule 144A under the Securities Act (Section 10.11), if applicable;

(U) performing and observing all of the Issuing Entity’s obligations under the Indenture, any Indenture Supplement, the Asset Pool One Supplement, the Trust Agreement and any other instrument or agreement relating to the Collateral including preparing and causing the Issuing Entity to file UCC financing statements and continuation statements (Section 10.12);

(V) preparing or obtaining the instruments, documents, agreements, certificates and legal opinions required to be delivered by the Issuing Entity and preparing any notice required to be given to the Note Rating Agencies and the Indenture Trustee, in connection with the merger or consolidation of the Issuing Entity with any other Person (subsection 10.13(a)) or the conveyance or transfer of any of the Issuing Entity’s property or assets (subsection 10.13(b));

(W) giving written notice to the affected Noteholders of any optional repurchase by the Servicer (Section 11.02) and to the Indenture Trustee and each Note Rating Agency with respect to any such optional repurchase or Early Amortization Event (Section 11.03);

(X) to the extent set forth herein or in the Asset Pool One Supplement, preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by the Issuing Entity and/or the Collateral Agent and preparing any notice required to be given by the Issuing Entity to the Note Rating Agencies, the Indenture Trustee, the Collateral Agent and the Servicer in connection with addition or removal of Collateral, and designating such Collateral to be added or removed, as the case may be;

(Y) to the extent set forth herein or in the Asset Pool One Supplement, taking, or assisting the Issuing Entity and/or the Collateral Agent in taking, all actions necessary and advisable to obtain, maintain and enforce a perfected lien on and security interest in the Collateral in favor of the Collateral Agent and preparing for execution and delivery or filing by the Issuing Entity all supplements and amendments to this Agreement and the Asset Pool One Supplement and all financing statements, continuation statements, instruments of further assurance and other instruments;

(Z) to the extent set forth herein or in the Asset Pool One Supplement, obtaining legal opinions with respect to the security interest in the Collateral;

(AA) to the extent set forth in the Asset Pool One Supplement, assisting the Issuing Entity in appointing a suitable successor Collateral Agent as necessary, and giving written notice to each Note Rating Agency with respect to the removal of the Collateral Agent and the appointment of a successor;

(BB) to the extent set forth in the Asset Pool One Supplement, establishing and maintaining or causing to be established and maintained certain Bank Accounts; and

(CC) to the extent set forth in the Asset Pool One Supplement, directing the Collateral Agent with respect to the investment of funds in the Bank Accounts.

(c) Additional Duties.

(i) In addition to the duties of the Administrator set forth above, the Administrator shall perform all duties and obligations of the Issuing Entity under the Related Agreements and shall perform such calculations and shall prepare for execution by the Issuing Entity and shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Issuing Entity shall take all appropriate action that it is the duty of the Issuing Entity or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 5.05 of this Agreement, and in accordance with the directions of the Issuing Entity, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(ii) The Administrator shall perform the duties of the Administrator specified in Section 5.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

(iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with the Trust Agreement and any directions received from the Issuing Entity and shall be, in the Administrator’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.

(iv) It is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, execute on behalf of the Issuing Entity all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of the Issuing Entity, execute and deliver to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit E, appointing the Administrator the attorney-in-fact of the Issuing Entity for the purpose of executing on behalf of the Issuing Entity all such documents, reports, filings, instruments, certificates and opinions.

(d) Non-Ministerial Matters.

(i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(1) the amendment of or any supplement to the Indenture;

(2) the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity;

(3) the amendment, change or modification of the Related Agreements;

(4) the appointment of successor Note Registrars, successor Paying Agents and successor trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, Paying Agent or trustee of its obligations under the Indenture; and

(5) the removal of the Indenture Trustee.

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders or the Transferor under the Related Agreements or (y) take any other action that the Issuing Entity directs the Administrator not to take on its behalf.

Section 5.02 Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Transferor at any time during normal business hours.

Section 5.03 Compensation. Unless otherwise agreed upon by the parties hereto, as compensation for the performance of the Administrator’s obligations under this Agreement, the Administrator shall be entitled to an amount not to exceed $5,000 per month, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance hereunder or under any Related Agreement. Such amounts shall be paid by the Servicer in accordance with Section 12.03.

Section 5.04 Additional Information To Be Furnished to Issuing Entity. The Administrator shall furnish to the Issuing Entity, the Indenture Trustee or the Collateral Agent from time to time such additional information regarding the Related Agreements and the Trust as each of them shall reasonably request.

Section 5.05 Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity, the Administrator shall have no authority to act for or represent the Issuing Entity or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee.

Section 5.06 No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuing Entity or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 5.07 Other Activities of Administrator. Nothing herein shall prevent the Administrator or any of its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuing Entity, the Owner Trustee, the Collateral Agent or the Indenture Trustee.

Section 5.08 Termination, Resignation and Removal of Administrator.

(a) Subject to subsection 5.08(d), the Administrator may resign its duties hereunder by providing the Issuing Entity with at least sixty (60) days’ prior written notice.

(b) Subject to subsection 5.08(d), the Issuing Entity may, with written notice to each Note Rating Agency, remove the Administrator without cause by providing the Administrator with at least sixty (60) days prior written notice.

(c) Subject to subsection 5.08(d), at the sole option of the Issuing Entity and with written notice to each Note Rating Agency, the Administrator may be removed immediately upon written notice of termination from the Issuing Entity to the Administrator if any of the following events shall occur:

(i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuing Entity);

(ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of its creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this subsection 5.08(c) shall occur, it shall give written notice thereof to the Issuing Entity, the Owner Trustee, the Indenture Trustee and the Collateral Agent within seven (7) days after the happening of such event.

(d) No termination, resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuing Entity and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

Section 5.09 Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of the Administrator pursuant to subsection 5.08(c) or the resignation or removal of the Administrator pursuant to subsection 5.08(a) or (b), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such resignation or removal. The Administrator shall forthwith upon such termination pursuant to subsection 5.08(c) deliver to the Issuing Entity all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to subsection 5.08(a) or (b), respectively, the Administrator shall cooperate with the Issuing Entity and take all reasonable steps requested to assist the Issuing Entity in making an orderly transfer of the duties of the Administrator.

[END OF ARTICLE V]

ARTICLE VI

OTHER MATTERS RELATING TO THE TRANSFEROR

Section 6.01 Liability of the Transferor. The Transferor shall be liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement.

Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a) The Transferor shall not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

(i) (x) the Person formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall be a savings association, a national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose entity whose powers and activities are limited and, if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee, the Indenture Trustee and the Collateral Agent, in form reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Collateral Agent, the performance of every covenant and obligation of the Transferor hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder; and (y) the Transferor or the surviving entity, as the case may be, has delivered to the Owner Trustee, the Indenture Trustee and the Collateral Agent (with a copy to each Note Rating Agency) an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect, (y) the rights of creditors of depository institutions the accounts of which are insured by the Federal Deposit Insurance Corporation and (z) general equitable principles, whether applied in an action at law or in equity;

(ii) to the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity; and

(iii) the Transferor shall have given the Note Rating Agencies notice of such consolidation, merger or transfer of assets.

(b) Except as permitted by subsection 2.08(c), the obligations, rights or any part thereof of the Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of the Transferor hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers with, into or to other entities (1) which the Transferor and the Servicer determine will not result in an Adverse Effect, (2) which meet the requirements of clause (ii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Owner Trustee, the Indenture Trustee and the Collateral Agent in writing in form satisfactory to the Owner Trustee, the Indenture Trustee and the Collateral Agent, the performance of every covenant and obligation of the Transferor thereby conveyed.

Section 6.03 Limitations on Liability of the Transferor. Subject to Section 6.01, neither the Transferor nor any of the directors, officers, members, managers, employees, incorporators or agents of the Transferor acting in such capacities shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Noteholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that all such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement, the Indenture and any Indenture Supplement and the issuance of the Notes; provided, however, that this provision shall not protect the Transferor, any director, officer, employee, incorporator or agent of the Transferor or, if applicable, any manager or member of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and, any director, officer, employee, incorporator or agent of the Transferor and, if applicable, any member or manager of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

[END OF ARTICLE VI]

ARTICLE VII

OTHER MATTERS RELATING TO THE SERVICER

Section 7.01 Liability of the Servicer. The Servicer shall be liable under this Article VII only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

(a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation or a national banking association organized and existing under the laws of the United States of America or any state thereof or the District of Columbia or is a special purpose entity whose powers and activities are limited, and, if the Servicer is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Transferor, the Owner Trustee, the Indenture Trustee and the Collateral Agent, in form satisfactory to the Owner Trustee, the Indenture Trustee and the Collateral Agent, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(ii) the Servicer has delivered to the Transferor, the Owner Trustee, the Indenture Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale of the properties and assets of the Servicer complies with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii) the Servicer shall have given the Note Rating Agencies notice of such consolidation, merger, conveyance, transfer or sale of the properties and assets of the Servicer; and

(b) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

Section 7.03 Limitation on Liability of the Servicer and Others. Except as provided in Section 7.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Transferor, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Noteholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any directors, officers, employees or agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.

Section 7.04 Servicer Indemnification of the Transferor, the Trust, the Owner Trustee, the Indenture Trustee and the Collateral Agent. To the fullest extent permitted by applicable law, the Servicer shall indemnify and hold harmless each of the Transferor, the Trust, the Owner Trustee (as such and in its individual capacity), the Indenture Trustee and any trustees predecessor thereto (including the Indenture Trustee in its capacity as Transfer Agent and Note Registrar or as Paying Agent) and the Collateral Agent (including in its capacity as the securities intermediary), and their respective directors, officers, employees and agents from and against any and all reasonable loss, liability, claim, expense, damage or injury suffered or sustained by reason of (a) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (b) the administration of the Trust by the Owner Trustee, the issuance by the Trust of the Notes, any Servicer Default, or any termination of the rights and obligations of the Servicer, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (including any such amounts incurred in connection with the enforcement of this indemnification); provided, however, that the Servicer shall not indemnify the Transferor, the Owner Trustee, the Indenture Trustee, the Collateral Agent, or the Noteholders if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Transferor, the Owner Trustee, the Indenture Trustee or the Collateral Agent, as applicable; provided further, that the Servicer shall not indemnify the Transferor, the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the Trust with respect to any action or omission taken by the Transferor, the Owner Trustee, the Indenture Trustee or the Collateral Agent at the request of the Noteholders; provided further, that the Servicer shall not indemnify the Transferor, the Trust, the Noteholders or the Note Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible or losses suffered by the Collateral Certificates; and provided further, that the Servicer shall not indemnify the Transferor, the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the Transferor, the Trust, the Noteholders or the Note Owners arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Transferor, the Trust, the Noteholders or the Note Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer, the replacement of the Transferor, the resignation or removal of the Owner Trustee, the Indenture Trustee and the Collateral Agent, the assignment of this Agreement and the termination of the Trust.

Section 7.05 Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Transferor, the Owner Trustee, the Indenture Trustee and the Collateral Agent, in form satisfactory to the Transferor, the Owner Trustee, the Indenture Trustee and the Collateral Agent, of the obligations and duties of the Servicer hereunder by any of its Affiliates or by any entity the appointment of which shall have satisfied the Note Rating Agency Condition and which, in either case, qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Owner Trustee, the Indenture Trustee and the Collateral Agent. No resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02 hereof. If within one hundred and twenty (120) days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer (but shall have continued authority to appoint another Person as Successor Servicer). Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trust shall give prompt notice to each Note Rating Agency upon the appointment of a Successor Servicer. Notwithstanding anything in this Agreement to the contrary, JPMCB may assign part or all of its obligations and duties as Servicer under this Agreement to an Affiliate of JPMCB so long as JPMCB shall have fully guaranteed the performance of such obligations and duties under this Agreement.

Section 7.06 Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Any such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 7.05. If any such delegation is to a party other than an Affiliate of the Servicer, notification thereof shall be given to each Note Rating Agency.

Section 7.07 Examination of Records. The Transferor and the Servicer shall generally indicate, or cause to be generally indicated, in the relevant computer files or other records, that the Receivables arising in the Accounts have been conveyed to the Trust, pursuant to this Agreement. The Transferor and the Servicer shall, prior to the sale or other transfer to a third party of any receivable held in its custody, examine the relevant computer records and other records to determine that such receivable is not, and does not include, a Receivable. The Transferor and the Servicer shall also generally indicate, or cause to be generally indicated, in the relevant computer files or other records, that each applicable Collateral Certificate has been conveyed to the Trust, pursuant to this Agreement.

[END OF ARTICLE VII]

ARTICLE VIII

ACQUISITION OF TRUST ASSETS

Section 8.01 Acquisition of Trust Assets. If a Master Trust Transferor exercises its option to accept reassignment of any Collateral Certificate pursuant to the terms of the related Series Supplement, such Master Trust Transferor shall (a) acquire the Collateral Certificate, which acquisition shall be effective as of the date on which such reassignment occurs, (b) deliver notice of such acquisition to the Transferor, the Owner Trustee, the Indenture Trustee, the Collateral Agent, and the Servicer on or prior to the Determination Date following the applicable Monthly Period for which the option is deemed exercised, and (c) (i) if the Master Trust Transferor is the same Person as the Transferor, deposit into the Collection Account on or prior to the First Note Transfer Date following the applicable Monthly Period an amount equal to the lesser of (1) (x) the amount required so that the Transferor Amount is equal to or greater than the Required Transferor Amount and (y) the amount required so that the Pool Balance is equal to or greater than the Minimum Pool Balance and (2) the Invested Amount of the Collateral Certificate on such date and accrued and unpaid interest on the Collateral Certificate or (ii) if the Master Trust Transferor is not the same Person as the Transferor, deposit in the Collection Account an amount equal to the Invested Amount of the Collateral Certificate on such date and accrued and unpaid interest on the Collateral Certificate. Upon the completion of the foregoing condition, the applicable Master Trust shall succeed to all interests in and to the Trust with respect to such Collateral Certificate.

[END OF ARTICLE VIII]

ARTICLE IX

INSOLVENCY EVENTS

Section 9.01 Rights upon the Occurrence of an Insolvency Event. If the Transferor shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor (an “Insolvency Event”), the Transferor shall on the day of such Insolvency Event (the “Appointment Day”) immediately cease to (i) transfer Principal Receivables or additional Collateral Certificates to the Trust and (ii) increase any Invested Amount of a Collateral Certificate transferred to the Trust by the Transferor and shall promptly give notice to the Owner Trustee, the Indenture Trustee and the Collateral Agent of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated to Noteholders in accordance with the terms of the Indenture and each Indenture Supplement.

[END OF ARTICLE IX]

ARTICLE X

SERVICER DEFAULTS

Section 10.01 Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give notice or instructions to the Indenture Trustee to make any required withdrawal or payment, transfer or deposit on the date the Servicer is required to do so under the terms of this Agreement, the Indenture or any Indenture Supplement, or within the applicable grace period, which will not exceed thirty-five (35) Business Days;

(b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement which has an Adverse Effect on the Noteholders of any Series, Class or Tranche of Notes and which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Collateral Agent, or to the Servicer, the Owner Trustee, the Indenture Trustee and the Collateral Agent by Holders of Notes evidencing not less than 50% of the aggregate unpaid principal amount of all Series, Classes or Tranches of Notes sustaining such Adverse Effect; or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 7.02, 7.05 and 7.06;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has an Adverse Effect on the rights of the Noteholders of any Series, Class or Tranche of notes and which Adverse Effect continues for a period of sixty (60) days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee, the Collateral Agent, or to the Servicer, the Owner Trustee, the Indenture Trustee and the Collateral Agent by the Holders of Notes evidencing not less than 50% of the aggregate unpaid principal amount of all Series, Classes or Tranches of Notes to which such representation, warranty or certification relates;

(d) the Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(e) any other Servicer Default described in any Indenture Supplement;

then, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing more than 50% of the aggregate unpaid principal amount of all affected Notes, by notice then given in writing to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a “Termination Notice”), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, if within sixty (60) days of receipt of a Termination Notice the Indenture Trustee does not receive any bids from Eligible Servicers in accordance with subsection 10.02(a) to act as a Successor Servicer and receives an Officer’s Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Indenture Trustee shall assume the role of Successor Servicer.

After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a “Service Transfer”) and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Collateral provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Collateral, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to the Trust. The Servicer shall within twenty (20) Business Days transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Collateral in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of ten (10) Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of sixty (60) Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee, the Collateral Agent and the Transferor with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

Section 10.02 Indenture Trustee To Act; Appointment of Successor.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. The Indenture Trustee may obtain bids from any potential successor Servicer. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with subsection 4.01(b) and Section 7.06.

Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition at the expense of the Servicer a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee shall notify each Note Rating Agency and the Administrator upon the removal of the Servicer and upon the appointment of a Successor Servicer.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that the Successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer and (ii) no liability or obligation with respect to any Servicer indemnification obligations of any prior servicer including the original Servicer.

(c) In connection with such appointment and assumption, the Indenture Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Trust Servicing Fee permitted to the Servicer pursuant to Section 4.02 unless consented to by the Majority Holders. In no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to this Agreement to pay its share of the compensation of the Successor Servicer.

(d) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Article VIII of the Trust Agreement, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the Transferor or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Transferor information of any kind which the Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

Section 10.03 Notification to Noteholders. Within five (5) Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give written notice thereof to the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency, and the Indenture Trustee shall give notice thereof to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Indenture Trustee shall give prompt written notice thereof to the Noteholders.

Section 10.04 Waiver of Past Defaults. The Holders of Notes evidencing more than 66 2⁄3% of the aggregate unpaid principal amount of all Notes sustaining an Adverse Effect by any default by the Servicer may, on behalf of all Noteholders of such Series, Class or Tranche, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series, Class or Tranche of Notes pursuant to Article III. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

[END OF ARTICLE X]

ARTICLE XI

TERMINATION

Section 11.01 Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Trust, the Transferor, the Administrator and the Servicer under this Agreement shall terminate, except with respect to the indemnification obligations described in Section 7.04, (i) on the Trust Termination Date or (ii) by mutual agreement of the parties, provided that such termination shall not, as evidenced by an Officer’s Certificate from JPMCB, have an Adverse Effect.

[END OF ARTICLE XI]

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Amendment; Waiver of Past Defaults.

(a) This Agreement may be amended from time to time by the Servicer, the Transferor, the Administrator and the Issuing Entity, by a written instrument signed by each of them, without the consent of the Indenture Trustee, the Collateral Agent or any of the Noteholders; provided that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Note Rating Agency Condition shall have been satisfied. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by the Servicer, the Administrator and the Issuing Entity at the direction of the Transferor without the consent of the Indenture Trustee or any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (x) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a “financial asset securitization investment trust” as described in the provisions of Section 860L of the Internal Revenue Code, and (y) to avoid the imposition of state or local income or franchise taxes on the Trust’s property or its income; provided, however, that (A) the Transferor delivers to the Indenture Trustee, the Owner Trustee and the Collateral Agent, an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection and (B) such amendment does not affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee, the Owner Trustee (as such or in its individual capacity) or the Collateral Agent hereunder.

This Agreement may also be amended from time to time by the Servicer, the Transferor, the Administrator and the Issuing Entity by a written instrument signed by each of them, without the consent of the Indenture Trustee or any of the Noteholders and without satisfaction of the Note Rating Agency Condition to add, modify or eliminate such provisions as may be necessary to satisfy accounting requirements for off-balance sheet treatment that existed under SFAS 140 as in effect prior to November 15, 2009, for the Collateral of the Issuing Entity.

Any amendments regarding the addition or removal of Collateral Certificates or Receivables to or from the Trust as provided in Sections 2.12 and 2.13, executed in accordance with the provisions hereof, shall be considered amendments to this Agreement; provided, however, that such amendments shall be exempt from the requirements described in subsections 12.01(a) and (b).

(b) This Agreement may also be amended in writing from time to time by the Servicer, the Transferor, the Administrator, the Indenture Trustee, the Collateral Agent and the Trust, with the consent of the Holders of Notes evidencing more than 66 2⁄3% of the aggregate unpaid principal amount of the Notes of all affected Series, Classes or Tranches for which the Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Early Amortization Events or Events of Default that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Supplemental Credit Enhancement and any Derivative Agreement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder without the consent of the Holders of Notes of such Series, Class or Tranche evidencing more than 66 2⁄3% of the aggregate unpaid principal amount of the Notes of such Series, Class or Tranche.

(c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trust shall furnish notification of the substance of such amendment to the Indenture Trustee and each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Note Rating Agency.

(d) It shall not be necessary for the consent of Noteholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e) Any Indenture Supplement executed in accordance with the provisions of Article IX of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 12.01.

(f) The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s rights, duties, benefits, protections, privileges or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee shall be entitled to receive the Opinion of Counsel described in subsection 12.02(d).

Section 12.02 Protection of Right, Title and Interest in and to Trust Assets.

(a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee’s and the Trust’s right, title and interest in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee, the Noteholders and the Trust hereunder in and to all property comprising the Trust Assets. The Transferor shall deliver to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b) Within thirty (30) days after the Transferor makes any change in its name, identity or corporate or organizational structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, the Transferor shall give the Owner Trustee and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust’s security interest or ownership interest in the Receivables and Collateral Certificates and the proceeds thereof.

(c) The Transferor and the Servicer shall give the Owner Trustee and the Indenture Trustee prompt written notice of any relocation of its chief executive office or any change in the jurisdiction under whose laws it is organized, provided, that, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. If so required, each of the Transferor and the Servicer shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust’s security interest in each Collateral Certificate and the Receivables and the proceeds thereof. The Transferor shall at all times maintain its chief executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

(d) The Transferor shall deliver to the Owner Trustee and the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit D-1; (ii) on each date specified in subsection 2.12(c) with respect to the addition of Additional Accounts to be designated as Accounts, an Opinion of Counsel substantially in the form of Exhibit D-2; (iii) on each Addition Date on which any Collateral Certificates are to be included in the Trust pursuant to subsection 2.12(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibits D-1 and D-2, but conformed to the extent appropriate to relate to Collateral Certificates; and (iv) on or before April 30 of each year, an Opinion of Counsel substantially in the form of Exhibit D-3.

Section 12.03 Fees Payable by the Servicer. Notwithstanding anything contained in any other Transaction Document (unless such document specifically refers to this Section), the Servicer shall pay out of its own funds, without reimbursement, all expenses incurred, fees and disbursements of the Owner Trustee (as such and in its individual capacity), the Administrator, the Indenture Trustee and the Collateral Agent (including, in each case, the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange, the costs and expenses relating to maintaining Bank Accounts, and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust’s assets that are not expressly stated in this Agreement to be payable by the Transferor or the Trust (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

Section 12.04 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.05 Notices.

(a) All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission or electronic mail:

(i) in the case of JPMCB, as Servicer or Administrator, to:

JPMorgan Chase Bank, National Association

201 North Walnut Street

Wilmington, Delaware 19801

Attention: Maria Laura Sarcone

Email: maria.laura.sarcone@jpmorgan.com

with a copy to:

JPMorgan Chase & Co.

277 Park Avenue, 11th Floor

New York, New York 10172

Attention: Brent Barton

Email: brent.barton@jpmchase.com

(ii) in the case of Chase Card Funding, as Transferor, to:

Chase Card Funding LLC

c/o Chase Bank USA< National Association

201 North Walnut Street

Wilmington, Delaware 19801

Attention: Patricia Garvey

Email: patricia.m.garvey@chase.com

with a copy to:

JPMorgan Chase & Co.

277 Park Avenue, 11th Floor

New York, New York 10172

Attention: Brent Barton

Email: brent.barton@jpmchase.com

(iii) in the case of the Trust or the Owner Trustee, to:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-1600

Attention: Corporate Trust Administration

(iv) in the case of the Indenture Trustee or the Collateral Agent, to:

Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Computershare Corporate Trust - Asset Backed Administration

Email: kristen.walters@computershare.com

(v) in the case of the Note Rating Agency for a particular Series of Notes, the address, if any, specified in the Indenture Supplement relating to such Series, and

(vi) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address, attention party, facsimile number or email address as shall be designated by such party in a written notice to each other party.

(b) Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice

Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of the Noteholders.

Section 12.07 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 12.08 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trust, the Owner Trustee, the Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this

Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 12.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”), state enactments of the Uniform Electronic Transactions Act (“UETA”), and/or any other relevant electronic signatures law including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

Section 12.10 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Indenture Trustee, the Noteholders and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 12.11 Actions by Noteholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a Notice, demand or instruction given by Noteholders, such action, Notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b) Any Notice, request, demand, authorization, direction, consent, waiver or other act by the Holder of a Note shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.12 Rule 144A Information. For so long as any of the Notes of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Transferor and each of the Owner Trustee, the Indenture Trustee and the Servicer agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such

Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 12.13 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 12.14 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 12.15 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

Section 12.16 No Petition. To the fullest extent permitted by applicable law, each of the Indenture Trustee, the Collateral Agent, the Servicer, the Transferor and the Administrator, by entering into this Agreement, and each Noteholder, by accepting a Note, agrees or will be deemed to have agreed that it will not at any time institute against any Master Trust, the Transferor or the Issuing Entity, or join in any institution against any Master Trust, the Transferor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes and this Agreement.

Section 12.17 Fiscal Year. The fiscal year of the Trust will end on the last day of each calendar year.

Section 12.18 Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[END OF ARTICLE XII]

ARTICLE XIII

COMPLIANCE WITH REGULATION AB

Section 13.01 Intent of the Parties; Reasonableness.

The Transferor, the Servicer and the Indenture Trustee acknowledge and agree that the purpose of this Article XIII is to facilitate compliance with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Servicer which is required to facilitate compliance with the provisions of Regulation AB, including, without limitation Items 1103(a)(1), 1105, 1108, 1117, 1118, 1119, 1121, 1122 and 1123 of Regulation AB, as it relates to the Servicer or to the Servicer’s obligations under this Agreement or any Transaction Document.

Section 13.02 Additional Representations and Warranties of the Servicer.

The Servicer shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 13.03 that, except as disclosed in writing to the Transferor prior to such dates, to the best of its knowledge: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization involving credit card receivables due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a securitization involving credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Transaction Document have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Transaction Document; and (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any third-party originator.

Section 13.03 Information to Be Provided by the Servicer.

In connection with any Securitization Transaction, the Servicer shall (i) within five (5) Business Days following request by the Transferor, provide to the Transferor, in writing, the information specified in this Section 13.03, and (ii) as promptly as practicable following notice to or discovery by the Servicer of any changes to such information, provide to the Transferor, in writing, such updated information.

(a) The Servicer shall provide such information regarding the Servicer and each Subservicer, if any (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicing Party”), as is required for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicing Party’s name and form of organization;

(B) a description of how long the Servicing Party has been servicing credit card accounts; a general discussion of the Servicing Party’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party’s experience in, and procedures for, the servicing function it will perform under this Agreement; information regarding the size, composition and growth of the Servicing Party’s portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Transferor, to any analysis of the servicing of the Accounts or the related asset-backed securities, as applicable, including:

(1) whether any prior securitizations of credit card receivables involving the Servicing Party has defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicing Party utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicing Party has been terminated as servicer in a securitization of credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Transferor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party’s policies or procedures with respect to the servicing function it will perform under this Agreement or any Transaction Document;

(D) information regarding the Servicing Party’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Party could have a material adverse effect on the performance by the Servicing Party of its servicing obligations under this Agreement or any Transaction Document;

(E) a description of the Servicing Party’s processes and procedures designed to address any special or unique factors involved in servicing;

(F) a description of the Servicing Party’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of defaulted receivables; and

(G) information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Transaction Document by any Person (i) into or with which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Transferor at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Transferor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Transferor, all information reasonably required by the Transferor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any series or class of Notes issued by the Issuing Entity.

(c) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement or any Transaction Document, if so requested by the Transferor, the Servicer shall provide such information regarding the performance of the Receivables or the servicing of the Accounts as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under this Agreement or any Transaction Document, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 13.04 Report on Assessment of Compliance and Attestation.

(a) On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(i) deliver to the Transferor a report regarding the Servicer’s or any Subservicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Servicer or the applicable Subservicer, and shall address each of the relevant Servicing Criteria set forth in Exhibit G, as may be amended from time to time by the parties hereto; provided, that the requirement of subsection 12.01(a)(ii) that the Note Rating Agency Condition shall have been satisfied shall not apply to such an amendment of Exhibit G;

(ii) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) instruct each Servicing Participant to deliver to the Transferor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) deliver to the Transferor and any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Issuing Entity or the Transferor with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit F or such other form as may be mutually agreed upon.

The Servicer acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b) Each assessment of compliance provided by a Subservicer pursuant to subsection 13.04(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit G hereto delivered to the Transferor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Servicing Participant pursuant to subsection 13.04(a)(iii) needs not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 13.05.

(c) Within thirty (30) days of receipt, the Transferor shall provide a copy of all reports prepared and delivered pursuant to this Section 13.04 to each Note Rating Agency.

Section 13.05 Use of Subservicers and Servicing Participants.

(a) The Servicer shall use commercially reasonable efforts to hire or otherwise utilize only the services of Subservicers that agree to comply with the provisions of this Section. The Servicer shall use commercially reasonable efforts to hire or otherwise utilize only the services of Servicing Participants, and shall use commercially reasonable efforts to ensure that Subservicers hire or otherwise utilize only the services of Servicing Participants, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Transaction Document, if those Servicing Participants agree to comply with the provisions of subsection 13.05(b).

(b) The Servicer shall use commercially reasonable efforts to cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section and with Section 4.05, Section 13.02, subsection 13.03(c) and Section 13.04 to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Transferor any servicer compliance statement required to be delivered by such Subservicer under Section 4.05, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.04 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification as and when required to be delivered.

(c) Except as may otherwise be required pursuant to Section 7.06, it shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Servicing Participant. The Servicer shall promptly upon request provide to the Transferor a written description (in form and substance satisfactory to the Transferor) of the role and function of each

Servicing Participant utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Servicing Participant and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Servicing Participant.

As a condition to the utilization of any Servicing Participant, the Servicer shall use commercially reasonable efforts to cause any such Servicing Participant used by the Servicer (or by any Subservicer) for the benefit of the Transferor to comply with the provisions of Section 13.04 to the same extent as if such Servicing Participant were the Servicer. The Servicer shall be responsible for obtaining from each Servicing Participant and delivering to the Transferor any assessment of compliance and attestation required to be delivered by such Servicing Participant under Section 13.04, in each case as and when required to be delivered.

[END OF ARTICLE XIII]

IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer, Account Owner and Administrator

By:	/s/ Maria Laura Sarcone
	Name:	Maria Laura Sarcone
	Title:	Managing Director

CHASE CARD FUNDING LLC, as Transferor

By:	/s/ Brent Barton
	Name:	Brent Barton
	Title:	Chief Executive Officer

CHASE ISSUANCE TRUST

Fifth Amended and Restated Transfer and Servicing Agreement

CHASE ISSUANCE TRUST, as Issuing Entity

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Katie Longwell
	Name:	Katie Longwell
	Title:	Vice President

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee and as Collateral Agent

By:	/s/ Scott Little
	Name:	Scott Little
	Title:	Vice President

CHASE ISSUANCE TRUST

Fifth Amended and Restated Transfer and Servicing Agreement

Schedule 1

List of Collateral Certificates

None.

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Schedule 2

List of Accounts

Delivered to Collateral Agent Only

[Deemed Incorporated]

2-1

Exhibit A-1

FORM OF ASSIGNMENT OF ADDITIONAL COLLATERAL CERTIFICATE

(as required by subsection 2.12(c)(v) of the Transfer and Servicing Agreement)

ASSIGNMENT NO.   OF AN ADDITIONAL COLLATERAL CERTIFICATE, dated as of      , by and between CHASE CARD FUNDING LLC, a Delaware limited liability company, as Transferor (the “Transferor”), and the CHASE ISSUANCE TRUST (the “Trust”), pursuant to the Agreement referred to below and acknowledged by JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”) in its capacity as servicer under the Agreement referred to below (in such capacity, the “Servicer”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”) under the Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Bank, as Servicer and Administrator, the Transferor, Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent, and the Trust are parties to the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to subsection 2.12(a) or 2.12(b) of the Agreement, the Transferor wishes to designate an Additional Collateral Certificate and to convey hereby such Additional Collateral Certificate (as such term is defined in the Agreement) to the Trust for designation pursuant to the Asset Pool One Supplement; and

WHEREAS, the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Additional Collateral Certificate designated on Schedule 1 hereto,      .

“Notice Date” shall mean, with respect to the Additional Collateral Certificate designated on Schedule 1 hereto,       which shall be a date on or prior to the third Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.12(a) of the Agreement and the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.12(b) of the Agreement.

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2. Conveyance of Additional Collateral Certificates.

(a) The Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse except as set forth in the Agreement, to the Trust, all its right, title and interest in, to and under the Additional Collateral Certificate existing as of the close of business on the Addition Date. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Collateral Agent, any Noteholders, any Supplemental Credit Enhancement Provider or any Derivative Counterparty of any obligation of the Transferor or any other Person in connection with the Additional Collateral Certificate or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA®, MasterCard®1 or insurers.

(b) If necessary, the Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Additional Collateral Certificate existing on the Addition Date meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Additional Collateral Certificate to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee on or prior to the Addition Date. None of the Owner Trustee, the Indenture Trustee or the Collateral Agent shall be under any obligation whatsoever to file such financing or continuation statements or to make any filing under the UCC in connection with such sale and assignment.

(c) The Transferor does hereby grant to the Trust a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Additional Collateral Certificate designated for sale on the Addition Date. This Assignment constitutes a security agreement under the UCC.

(d) The parties hereto agree that all transfers of Additional Collateral Certificates to the Trust pursuant to this Assignment are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of the Transferor. The parties hereto acknowledge and agree that each such transfer is occurring in connection with a “securitization transaction” within the meaning of the Delaware Act.

3. Acceptance by Owner Trustee. The Owner Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property existing on the Addition Date which has been conveyed to the Trust pursuant to Section 2(a) of this Assignment.

[1]	VISA® and MasterCard® are registered trademarks of VISA U.S.A., Inc., and of MasterCard International Inc., respectively.

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4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust, as of the Addition Date, that:

(a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Eligibility of Additional Collateral Certificate. As of the Addition Date, the Additional Collateral Certificate designated hereby is an Eligible Collateral Certificate;

(c) Insolvency. As of the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of the Additional Collateral Certificate to the Trust has not been made in contemplation of the occurrence thereof;

(d) No Adverse Effect. The acquisition by the Trust of the Additional Collateral Certificate shall not, in the reasonable belief of the Transferor, result in an Adverse Effect;

(e) Security Interest. This Assignment constitutes either (i) a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Additional Collateral Certificate designated on the Addition Date and such Additional Collateral Certificate will be held by the Owner Trustee, on behalf of the Trust, free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, or (ii) a valid transfer for security of all of the Transferor’s right, title and interest in and to such Additional Collateral Certificate to the Owner Trustee, on behalf of the Trust, which is enforceable upon execution and delivery of this Assignment. Upon the filing of all such appropriate financing statements, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

(f) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound;

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

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(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

5. Conditions Precedent. The designation of an Additional Collateral Certificate pursuant to Section 2 of this Assignment, the acceptance by the Trust pursuant to Section 3 of this Assignment and the amendment of the Agreement pursuant to Section 6 of this Assignment are each subject to the satisfaction of the conditions precedent set forth in subsection 2.12(c) of the Agreement on or prior to the dates specified in such subsection 2.12(c). For purposes of subsection 2.12(c)(i) of the Agreement, “Notice Date” shall having the meaning specified in Section 1 hereof. With respect to the condition specified in subsection 2.12(c)(xi) of the Agreement, the Bank shall have delivered to the Administrator, on behalf of the Trust, on or prior to the date hereof, a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in subsection 2.12(c) of the Transfer and Servicing Agreement for designating and conveying Additional Collateral Certificates have been satisfied and (ii) each of the representations and warranties made by the Transferor in Section 4 of this Assignment is accurate as of the Addition Date. The Owner Trustee and the Administrator may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

6. Amendment of the Transfer and Servicing Agreement. The Agreement is hereby amended to provide that all references therein to the “Transfer and Servicing Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment and all references therein to Additional Collateral Certificates shall be deemed to include the Additional Collateral Certificate designated hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

7. Counterparts. This Assignment may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement. This Assignment shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”), state enactments of the Uniform Electronic Transactions Act (“UETA”), and/or any other relevant electronic signatures law including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any

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instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Assignment is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Assignment and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment or any other related documents.

10. Removal Upon Breach. In the event of a breach of the warranty set forth in subsection 4(b) other than a breach or event set forth in subsection 2.05(a) of the Agreement, if as a result of such breach the related Collateral Certificate is no longer an Eligible Collateral Certificate or the Trust’s rights in, to or under such Collateral Certificate or its proceeds are impaired, then upon the expiration of sixty (60) days (or such longer period as may be agreed to by the Indenture Trustee, the Collateral Agent and the Servicer, but in no event later than one hundred and twenty (120) days) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of written notice thereof given by the Owner Trustee, the Indenture Trustee, the Collateral Agent or the Servicer, such Collateral Certificate shall be removed from the Trust on the terms and conditions set forth in subsection 2.05(b) of the Agreement and the Transferor shall accept reassignment of such Collateral Certificate; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Collateral Certificate shall then be accurate in all material respects as if such Collateral Certificate had been designated for inclusion in the Trust on such day.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE CARD FUNDING LLC, as Transferor

By:
Name:
Title:

CHASE ISSUANCE TRUST, as Issuing Entity

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

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ACKNOWLEDGED BY:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee and as Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer

By:
Name:
Title:

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Schedule 1 (to Exhibit A-1)

List of Collateral Certificates

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Schedule 2 (to Exhibit A-1)

Chase Card Funding LLC

Officer’s Certificate

     , a duly authorized officer of Chase Card Funding LLC (“Chase Card Funding”), a Delaware limited liability company, as Transferor (the “Transferor”), hereby certifies and acknowledges on behalf of the Transferor that to the best of [her/his] knowledge the following statements are true on      (the “Addition Date”), and acknowledges on behalf of the Transferor that this Officer’s Certificate will be relied upon by Wilmington Trust Company, as Owner Trustee on behalf of the Chase Issuance Trust (the “Trust” or “Issuing Entity”), in connection with the Trust entering into Assignment No.   of an Additional Collateral Certificate, dated as of the related Addition Date (the “Assignment”), by and between the Transferor and the Trust, in connection with the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (as heretofore supplemented and amended, the “Transfer and Servicing Agreement”), by and among JPMCB, as Servicer and Administrator, the Transferor, the Issuing Entity, and Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent. The undersigned hereby certifies and acknowledges on behalf of the Transferor that:

(a) Delivery of Assignment. On or prior to the Addition Date, (i) the Transferor has delivered to the Trust the Assignment and (ii) the Transferor shall deliver to the Trust the Additional Collateral Certificate;

(b) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(c) Eligibility of Additional Collateral Certificate. As of the Addition Date, the Additional Collateral Certificate designated hereby is an Eligible Collateral Certificate;

(d) Insolvency. As of the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of the Additional Collateral Certificate to the Trust has not been made in contemplation of the occurrence thereof;

(e) No Adverse Effect. The acquisition by the Trust of the Additional Collateral Certificate shall not, in the reasonable belief of the Transferor, result in an Adverse Effect;

(f) Conditions Precedent. All requirements set forth in subsection 2.12(c) of the Transfer and Servicing Agreement for designating and conveying Additional Collateral Certificates have been satisfied;

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court,

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regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Asset Pool One Supplement.

IN WITNESS WHEREOF, I have hereunto set my hand this   day of      .

CHASE CARD FUNDING LLC

By:
Name:
Title:

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Exhibit A-2

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

(as required by subsection 2.12(c)(iv) of the Transfer and Servicing Agreement)

ASSIGNMENT NO.   OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of      , by and between CHASE CARD FUNDING LLC, a Delaware limited liability company, as Transferor (the “Transferor”), and the CHASE ISSUANCE TRUST (the “Trust”), pursuant to the Agreement referred to below, and acknowledged by JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”) in its capacity as servicer under the Agreement referred to below (in such capacity, the “Servicer”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”) under the Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Bank, as Servicer and Administrator, the Transferor, Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent, and the Trust are parties to the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Additional Accounts to be included as Accounts and to convey hereby the Receivables of such Additional Accounts (as each such term is defined in the Agreement), whether now existing or hereafter created, to the Trust; and

WHEREAS, the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby,      .

“Addition Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto,      .

“Notice Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto,       which shall be a date on or prior to the third Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.12(a) of the Agreement and the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.12(b) of the Agreement.

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2. Designation of Additional Accounts. No later than five (5) Business Days after the Addition Date, the Transferor shall deliver to, or cause to be delivered to, the Collateral Agent, as designee, on behalf of the Trust, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of each VISA® and MasterCard®2 account which, as of the Addition Date, shall be deemed to be an Additional Account, identified by account reference number and the aggregate amount of the Receivables in each such Additional Account as of the Addition Cut-Off Date, which list shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall modify and amend and be incorporated into and made part of the Agreement and shall supplement Schedule 2 to the Agreement.

3. Conveyance of Receivables.

(a) The Transferor does hereby sell, transfer and assign to the Trust all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of the Transferor in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the applicable UCC) thereof. This Section 3(a) does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Collateral Agent, any Noteholders, any Supplemental Credit Enhancement Provider or any Derivative Counterparty of any obligation of the Transferor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA®, MasterCard® or insurers.

(b) The Transferor hereby grants to the Trust a security interest in all of its right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of the Transferor in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof to secure a loan in an amount equal to the unpaid principal amount of the Notes issued pursuant to the Indenture, the Asset Pool One Supplement and the applicable Indenture Supplement and accrued and unpaid interest with respect thereto. This Assignment constitutes a security agreement under the UCC.

(c) If necessary, the Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Cut-Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee on or prior to the Addition Date. The Owner

[2]	VISA® and MasterCard® are registered trademarks of VISA U.S.A., Inc., and of MasterCard International Inc., respectively.

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Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any filing under the UCC in connection with such sale and assignment.

(d) In connection with such transfers, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate, or cause to be indicated, in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to the Trust pursuant to this Assignment for the benefit of the Noteholders.

(e) The parties hereto agree that all transfers of Receivables to the Trust pursuant to this Assignment are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of the Transferor. The parties hereto acknowledge and agree that each such transfer is occurring in connections with a “securitization transaction” within the meaning of the Delaware Act.

4. Acceptance by Owner Trustee on Behalf of the Trust. The Owner Trustee, on behalf of the Trust, hereby acknowledges its acceptance of all right, title and interest in and to the Receivables in the Additional Accounts now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) hereof and declares that the Trust shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Noteholders.

5. Representations and Warranties of the Transferor.

(a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Eligibility of Accounts. As of the Addition Cut-Off Date, each Additional Account designated hereby was an Eligible Account;

(c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

(d) No Adverse Effect. The acquisition by the Trust of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the Transferor, result in an Adverse Effect;

(e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest, whether owned on the Addition Cut-Off Date

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or thereafter acquired, of the Transferor in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof, or, if this Assignment does not constitute a sale of such property, the Agreement as amended by this Assignment constitutes a grant of a “security interest” (as defined in the applicable UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property;

(f) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound;

(g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

6. Conditions Precedent. The designation of Additional Accounts pursuant to Section 2 of this Assignment, the conveyance of Receivables pursuant to Section 3 of this Assignment and the amendment of the Agreement pursuant to Section 7 hereof are each subject to the satisfaction of the conditions precedent set forth in subsection 2.12(c) of the Agreement on or prior to the dates specified in such subsection 2.12(c), except to the extent any such conditions have been waived. For purposes of subsection 2.12(c)(i) of the Agreement, “Notice Date” shall having the meaning specified in subsection 1 hereof. With respect to the condition specified in subsection 2.12(c)(xi) of the Agreement, the Bank shall have delivered to the Administrator, on behalf of the Trust, on or prior to the date hereof, a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in subsection 2.12(c) of the Agreement for designating and conveying Receivables in Additional Accounts have been satisfied or waived and (ii) each of the representations and warranties made

A-2-4

by the Transferor in Section 5 of this Assignment is accurate as of the Addition Date. The Owner Trustee and the Administrator may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

7. Amendment of the Transfer and Servicing Agreement. The Agreement is hereby amended to provide that all references therein to the “Transfer and Servicing Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment. All references therein to Additional Accounts shall be deemed to include the Additional Accounts designated hereby and all references therein to Receivables shall be deemed to include the Receivables conveyed hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

8. Counterparts. This Assignment may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement. This Assignment shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”), state enactments of the Uniform Electronic Transactions Act (“UETA”), and/or any other relevant electronic signatures law including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10. Removal Upon Breach. In the event of a breach of the warranty set forth in Section 5(b) hereof other than a breach or event set forth in subsection 2.05(a) of the Agreement, if as a result of such breach the related Receivable is no longer an Eligible Receivable or the Trust’s rights in, to or under such Receivable or its proceeds are impaired, then upon the expiration of sixty (60) days (or such longer period as may be agreed to by the Indenture Trustee, the Collateral

A-2-5

Agent and the Servicer, but in no event later than one hundred and twenty (120) days) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of written notice thereof given by the Owner Trustee, the Indenture Trustee, the Collateral Agent or the Servicer, such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.05(b) of the Agreement and the Transferor shall accept reassignment of such Receivable; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be accurate in all material respects as if such Receivable had been designated for inclusion in the Trust on such day.

A-2-6

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE CARD FUNDING LLC, as Transferor

By:
Name:
Title:

CHASE ISSUANCE TRUST, as Issuing Entity

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-2-7

ACKNOWLEDGED BY:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee and as Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer

By:
Name:
Title:

A-2-8

Schedule 1 (to Exhibit A-2)

List of Additional Accounts

A-2-9

Schedule 2 (to Exhibit A-2)

Chase Card Funding LLC

Officer’s Certificate

     , a duly authorized officer of Chase Card Funding LLC (“Chase Card Funding”), a Delaware limited liability company, as Transferor (the “Transferor”), hereby certifies and acknowledges on behalf of the Transferor that to the best of [her/his] knowledge the following statements are true on       (the “Addition Date”), and acknowledges on behalf of the Transferor that this Officer’s Certificate will be relied upon by Wilmington Trust Company, as Owner Trustee on behalf of the Chase Issuance Trust (the “Trust” or “Issuing Entity”), in connection with the Trust entering into Assignment No.   of Receivables in Additional Accounts, dated as of the Addition Date (the “Assignment”), by and between the Transferor and the Trust, in connection with the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (as heretofore supplemented and amended, the “Transfer and Servicing Agreement”), each by and among JPMCB, as Servicer and Administrator, the Transferor, the Issuing Entity and Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent. The undersigned hereby certifies and acknowledges on behalf of the Transferor that:

(a) Delivery of Assignment. On or prior to the Addition Date, (i) the Transferor has delivered to the Trust the Assignment, and (ii) the Transferor has generally indicated, or caused to be generally indicated, in the relevant computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Issuing Entity. The Transferor shall deliver to, or cause to be delivered to, the Collateral Agent, as designee, on behalf of the Issuing Entity, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of the Additional Accounts, identified by account reference number and the aggregate amount of the Receivables in each Additional Account as of the Addition Cut-Off Date, which list shall, as of the Addition Date, modify and amend and be incorporated into and made a part of the Assignment and the Transfer and Servicing Agreement;

(b) Legal, Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(c) Eligibility of Additional Accounts. As of the Addition Cut-Off Date, each Additional Account designated thereby is an Eligible Account;

(d) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

A-2-10

(e) No Adverse Effect. The acquisition by the Trust of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the Transferor, result in an Adverse Effect;

(f) Conditions Precedent. All requirements set forth in subsection 2.12(c) of the Transfer and Servicing Agreement for designating and conveying Receivables arising in the Additional Accounts have been satisfied or waived;

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Asset Pool One Supplement.

IN WITNESS WHEREOF, I have hereunto set my hand this   day of      .

CHASE CARD FUNDING LLC

By:
Name:
Title:

A-2-11

Exhibit B

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

(as required by subsection 2.13(b)(iv) of the Transfer and Servicing Agreement)

REASSIGNMENT NO.   OF RECEIVABLES IN REMOVED ACCOUNTS (this “Reassignment”) dated as of      , by and between CHASE CARD FUNDING LLC, a Delaware limited liability company, as Transferor (the “Transferor”), and the CHASE ISSUANCE TRUST (the “Trust”), pursuant to the Agreement referred to below, and acknowledged by JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”) in its capacity as servicer under the Agreement referred to below (in such capacity, the “Servicer”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”) under the Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Bank, as Servicer and Administrator, the Transferor, Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent, and the Trust are parties to the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables owned by the Trust in certain designated Accounts identified on Schedule 1 to this Reassignment (the “Removed Accounts”) and to cause the Trust to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

WHEREAS, the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trust, hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Cut-Off Date” shall mean, with respect to the Removed Accounts,      .

“Removal Date” shall mean, with respect to the Removed Accounts,      .

“Removal Notice Date” shall mean, with respect to the Removed Accounts,      .

2. Designation of Removed Accounts. Within five (5) Business Days after the Removal Date, or as otherwise agreed upon by the Transferor and the Owner Trustee, on behalf of the Trust, the Transferor will deliver to, or cause to be delivered to, the Collateral Agent, as designee, on behalf of the Trust, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Owner Trustee) of all Removed Accounts identified by account reference number and the aggregate amount of Principal Receivables in such Removed Accounts as of the Removal Cut-Off Date, which list shall, as of the Removal Date, modify and amend and be incorporated into and made a part of the Agreement.

3. Reconveyance of Receivables. The Owner Trustee, on behalf of the Trust, does hereby sell, transfer, assign, set over and otherwise reconvey to the Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables now existing and hereafter created from time to time in the Removed Accounts identified on Schedule 1 hereto, all Interchange and Recoveries related thereto, all monies due or to become due (including all Finance Charge Receivables) and all amounts received or receivable with respect thereto and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof (the “Removed Collateral”).

4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Removal Date that:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Satisfaction of Additional Requirements. All of the requirements for the removal of Accounts under the Asset Pool One Supplement have been satisfied; and

(c) Required Transferor Amount and Minimum Pool Balance. The removal of any Receivable of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, cause, with respect to Asset Pool One in which such Receivables had been designated for inclusion, an Adverse Effect or the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance for such Monthly Period in which such removal occurs.

5. Representations and Warranties of the Servicer. No selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Accounts to be removed from the Trust and (I) a random selection procedure was used by the Servicer in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (II) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (III) the Removed Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009.

6. Conditions Precedent. The reassignment hereunder of the Receivables in the Removed Accounts and the amendment of the Agreement pursuant to Section 8 of this Reassignment are each subject to:

(a) the satisfaction, on or prior to the Removal Date, of the conditions set forth in subsection 2.13(b) of the Agreement; and

(b) the delivery, on or prior to the Removal Date, to the Owner Trustee by the Transferor and the Servicer of an Officer’s Certificate substantially in the form of Schedule 2-A or 2-B to this Reassignment, as applicable. The Owner Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

7. Representations and Warranties of the Trust. Since the date of the transfer by the Transferor under the Agreement, the Owner Trustee, on behalf of the Trust, has not sold, transferred or encumbered any Receivable in any Removed Account or any interest therein.

8. Amendment of the Transfer and Servicing Agreement. The Agreement is hereby amended to provide that all references therein to the “Transfer and Servicing Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment. All references therein to the Accounts shall be deemed not to include the Removed Accounts designated hereunder and all references to Receivables shall be deemed not to include the Receivables reconveyed hereunder. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

9. Release.

(a) The Owner Trustee, on behalf of the Trust, hereby expressly terminates, relinquishes, releases, discharges and renders ineffective any and all security interests, liens, mortgages and encumbrances, as against the Transferor, any transferee of the Transferor and any person claiming title to or an interest in the Removed Collateral through any such person, or any successor or assign of any of the foregoing (all such persons and entities being referred to individually as a “Transferee” and collectively as the “Transferees”), and any and all right, title, benefit, interest or claim whatsoever, present or future, actual or contingent (collectively, “Rights”), owned or held by the Trust to, against or in respect of the Removed Collateral.

(b) In case any provision of this Reassignment shall be rendered invalid, illegal or unenforceable in any jurisdiction, the Owner Trustee, on behalf of the Trust, hereby acknowledges that the interest of the Trust in the Removed Collateral is subordinate and junior to the security interest of any Transferee and hereby expressly agrees that any security interest it may have in any Removed Collateral is and shall remain subordinate and junior to all security interests granted by a Transferee, regardless of the time of the recording, perfection or filing thereof or with respect thereto.

(c) The Owner Trustee, on behalf of the Trust, acknowledges and agrees that the Transferees and their representatives are expressly entitled to rely on the provisions of this Section 9, it being the intent of the Owner Trustee, on behalf of the Trust, that the Transferees will acquire title to the Removed Collateral purchased by them free of any Rights owned or held by the Trust to, against or in respect of the Removed Collateral.

10. Counterparts. This Reassignment may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement. This Reassignment shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”), state enactments of the Uniform Electronic Transactions Act (“UETA”), and/or any other relevant electronic signatures law including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

11. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Reassignment is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Reassignment and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Reassignment or any other related documents.

13. Authorization. The Owner Trustee, on behalf of the Trust, hereby authorizes the Transferor, or any agent designated by the Transferor, to file any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Transferor may determine, in its sole discretion, are necessary or advisable to perfect the conveyance to the Transferor pursuant to Section 3 hereof. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Transferor may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Transferor in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, the parties hereto have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

CHASE CARD FUNDING LLC, as Transferor

By:
Name:
Title:

CHASE ISSUANCE TRUST, as Issuing Entity

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

ACKNOWLEDGED BY:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee and as Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer

By:
Name:
Title:

Schedule 1

to Reassignment

List of Removed Accounts

Schedule 2-A

to Reassignment

of Receivables

Chase Card Funding LLC

Officer’s Certificate

     , a duly authorized officer of Chase Card Funding LLC, a Delaware limited liability company (the “Transferor”), hereby certifies and acknowledges on behalf of the Transferor that to the best of [her/his] knowledge the following statements are true on       (the “Removal Date”), and acknowledges on behalf of the Transferor that this Officer’s Certificate will be relied upon by Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”) of the Chase Issuance Trust (the “Trust” or “Issuing Entity”) in connection with the Owner Trustee entering into Reassignment No.    of Receivables in Removed Accounts, dated as of the Removal Date (the “Reassignment”), by and among the Transferor, JPMorgan Chase Bank, National Association, as Servicer (the “Servicer”), and the Owner Trustee, on behalf of the Trust, in connection with the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (as heretofore supplemented and amended, the “Transfer and Servicing Agreement”), by and among the Servicer, the Transferor, the Issuing Entity, and Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent.

The undersigned hereby certifies and acknowledges on behalf of the Transferor that:

(a) All of the requirements for the removal of Accounts under the Asset Pool One Supplement have been satisfied.

(b) On or prior to the Removal Date, the Transferor has delivered to the Owner Trustee, on behalf of the Trust, for execution, the Reassignment and within five (5) Business Days after the Removal Date, or as otherwise agreed upon between the Transferor and the Collateral Agent, as designee, on behalf of the Issuing Entity, the Transferor shall deliver to, or cause to be delivered to, the Collateral Agent, as designee, on behalf of the Issuing Entity, an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Owner Trustee) of the Removed Accounts, identified by account reference number and the aggregate amount of the Receivables outstanding in each Removed Account as of the Removal Cut-Off Date, and stating from which Asset Pool the Removed Accounts are to be removed. Such list shall, as of the Removal Date, modify, amend and be incorporated into and made a part of the Reassignment and the Transfer and Servicing Agreement.

(c) The Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) On or before the fifth Business Day prior to the Removal Date, the Transferor gave the Owner Trustee, on behalf of the Trust, and the Servicer written notice that the Receivables from the Removed Accounts are to be reassigned to the Transferor or its designee, specifying the date for removal of the Removed Accounts.

(e) The removal of any Receivable of any Removed Accounts on the Removal Date shall not, in the reasonable belief of the Transferor, cause, with respect to Asset Pool One, an Adverse Effect or the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance for such Monthly Period in which such removal occurs.

(f) All requirements set forth in Section 2.13 of the Transfer and Servicing Agreement for designating Removed Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Transfer and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the   day of      .

CHASE CARD FUNDING LLC, as Transferor

By:
Name:
Title:

Schedule 2-B

to Reassignment

of Receivables

JPMorgan Chase Bank, National Association

Officer’s Certificate of the

Servicer

     , a duly authorized officer of JPMorgan Chase Bank, National Association, a national banking association (the “Servicer”), hereby certifies and acknowledges on behalf of the Servicer that to the best of [her/his] knowledge the following statements are true on      (the “Removal Date”), and acknowledges on behalf of the Servicer that this Officer’s Certificate will be relied upon by Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”) of the Chase Issuance Trust (the “Issuing Entity”) in connection with the Owner Trustee entering into Reassignment No.   of Receivables in Removed Accounts, dated as of the related Removal Date (the “Reassignment”), by and among Chase Card Funding LLC, as Transferor (the “Transferor”), the Servicer and the Owner Trustee, on behalf of the Trust, in connection with the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (as heretofore supplemented and amended, the “Transfer and Servicing Agreement”), by and among the Servicer, the Transferor, the Issuing Entity and Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent.

The undersigned hereby certifies and acknowledges on behalf of the Transferor that (x) a random selection procedure was used by the Servicer in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (y) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (z) the Removed Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Transfer and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the   day of     .

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer

By:
Name:
Title:

Exhibit C

FORM OF ANNUAL SERVICER’S CERTIFICATE

SERVICER COMPLIANCE STATEMENT

JPMorgan Chase Bank, National Association

Chase Issuance Trust

The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association (the “Bank”), as Servicer pursuant to the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (as amended and supplemented from time to time, the “Agreement”), by and among the Bank, as administrator and servicer (in such capacity, the “Servicer”), Chase Card Funding LLC, as Transferor, Chase Issuance Trust (the “Trust”) and Computershare Trust Company, National Association, as indenture trustee (the “Indenture Trustee”) and as collateral agent (the “Collateral Agent”), does hereby certify that:

1.	The Bank is, as of the date hereof, the Servicer under the Agreement.

2.	A review of the Servicer’s activities during the calendar year ended December 31, 20 (the “Reporting Period”) and of its performance under the Agreement has been made under my supervision.

3.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period [or if there has been a failure to fulfill any such obligation in any material respect, specify each such failure known to such officer and the nature and status thereof].

C-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this   day of    .

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer

By:
Name:
Title:

C-2

Exhibit D-1

FORM OF OPINION OF COUNSEL

WITH RESPECT TO AMENDMENTS

Provisions to be included in

Opinion of Counsel to be delivered pursuant

to subsection 12.02(d)(i)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable Closing Date.

1. The amendment to the Transfer and Servicing Agreement, attached hereto as Schedule 1 (the “Amendment”), has been (i) duly authorized by all requisite corporate action on the part of the Transferor and (ii) duly executed and delivered by the Transferor, under the laws of the United States of America.

2.  The Amendment constitutes the valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms under the laws of the State of Delaware, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

3. The Amendment has been entered into in accordance with the terms and provisions of Section 12.01 of the Transfer and Servicing Agreement.

D-1-1

Exhibit D-2

FORM OF OPINION OF COUNSEL

WITH RESPECT TO COLLATERAL CERTIFICATES

Provisions to be included in

Opinion of Counsel to be

delivered pursuant to

subsection 12.02(d)(ii) or (iii)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

1. To the extent that the transfer of the Collateral Certificate to the Owner Trustee on behalf of the Owner Trust is characterized as a transfer for security, the provisions of the Transfer and Servicing Agreement are effective under the UCC of the State of Delaware to create a valid security interest in the Owner Trustee’s rights, on behalf of the Trust, in the Collateral Certificate and the proceeds thereof to secure a loan in an amount equal to the unpaid principal amount of the Notes and accrued and unpaid interest with respect thereto.

2. Chase Card Funding has authorized the filing of the financing statement (the “CCF Financing Statement”) identifying “Chase Card Funding LLC,” as debtor, and “Wilmington Trust Company, as Owner Trustee on behalf of the Chase Issuance Trust,” as secured party, for purposes of Section 9-509 of the Delaware UCC.

3. The CCF Financing Statement includes not only all types of information required by Section 9-502(a) of the UCC of the State of Delaware but also all of the types of information without which the office of the Secretary of State of the State of Delaware (the “Filing Office”) may refuse to accept the CCF Financing Statement pursuant to Section 9-516 of the UCC of the State of Delaware.

4. Under the UCC of the State of Delaware, the security interest of the Owner Trustee, for the benefit of the Trust, will be perfected in the Collateral Certificate and proceeds thereof upon the later of the attachment of the security interest and the filing of the CCF Financing Statement in the Filing Office.

5. To the extent that the transfer of the Collateral Certificate to the Collateral Agent is characterized as a transfer for security, the provisions of the Asset Pool One Supplement are effective under the Delaware UCC to create, in favor of the Collateral Agent for the benefit of the Asset Pool One Noteholders under the Asset Pool One Supplement, a valid security interest in the Collateral Agent’s rights in the Collateral Certificate and the proceeds thereof to secure a loan in an amount equal to the unpaid principal amount of the Notes and accrued and unpaid interest with respect thereto.

6. The Owner Trustee, on behalf of the Owner Trust, has authorized the filing of the financing statement (the “Owner Trust Financing Statement”) identifying “Chase Issuance Trust,” as debtor,

D-2-1

and “Computershare Trust Company, National Association, as Collateral Agent,” as secured party, for purposes of Section 9-509 of the UCC of the State of Delaware.

7. The Owner Trust Financing Statement includes not only all types of information required by Section 9-502(a) of the UCC of the State of Delaware but also all of the types of information without which the Filing Office may refuse to accept the Owner Trust Financing Statement pursuant to Section 9-516 of the UCC of the State of Delaware.

8. Under the UCC of the State of Delaware, the security interest of the Collateral Agent, as secured party, will be perfected in the Collateral Certificate and proceeds thereof upon the later of the attachment of the security interest and the filing of the Owner Trust Financing Statement in the Filing Office.

D-2-2

Exhibit D-3

PROVISIONS TO BE INCLUDED IN

ANNUAL OPINION OF COUNSEL

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date with respect to similar matters. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement.

1. Under Article 9 of the UCC, the financing statements will remain effective and no additional financing statements, continuation statements or amendments with respect to the financing statements described in such opinion will be required to be filed.

2.  No other action is necessary, from the date of such opinion through [   ] to maintain the perfection of the security interest of the Issuing Entity created pursuant to the Transfer and Servicing Agreement in the Receivables as such lien otherwise exists on the date hereof other than the filings or other actions described in such opinion.

D-3-1

Exhibit E

FORM OF POWER OF ATTORNEY

POWER OF ATTORNEY

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

KNOW ALL MEN BY THESE PRESENTS, that Chase Issuance Trust, a Delaware statutory trust (the “Trust”) does hereby make, constitute and appoint JPMorgan Chase Bank, National Association, as Administrator under the Transfer and Servicing Agreement (as defined below), and its agents and attorneys, as Attorneys in Fact to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Agreements (as defined in the Transfer and Servicing Agreement) including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform including, without limitation, the right to distribute and receive confidential information, defend and assert positions in response to deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term “Transfer and Servicing Agreement” means the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024, by and among the Trust, JPMorgan Chase Bank, National Association, as Servicer and Administrator, Chase Card Funding LLC, as Transferor, and Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent, as such may be amended from time to time.

All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

EXECUTED this  day of    , 20 .

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

E-1

Exhibit F

FORM OF ANNUAL CERTIFICATION

Chase Issuance Trust (the “Trust”)

I, [  ], certify that:

1.

I have reviewed this annual report on Form 10-K (this “report”) and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Trust (the “Exchange Act periodic reports”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [  ]]

Date: March [  ], 20

BY:	[ ]
	NAME:	[ ]
	TITLE:	[ ]
(SENIOR OFFICER OF JPMORGAN CHASE BANK, NATIONAL ASSOCIATION IN CHARGE OF SECURITIZATION)

F-1

Exhibit G

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the [Servicer] [Subservicer] shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	*X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information	X

Cash Collection and Administration

1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X

*	If any material servicing activities are outsourced to third parties, Item 1122(d)(1)(ii) would be included in the Applicable Servicing Criteria for Servicer.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X2

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

[1]

The Asserting Party allocates amounts due to investors and remits such amounts to the Trustee in accordance with the timeframes, distribution priority and other terms set forth in the transaction agreements.

[2]	The Asserting Party agrees amounts remitted to investors per the investor’s reports to amounts remitted to the Trustee per the bank statements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X3

1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-aging) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.	X

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

[3]

The Asserting Party was responsible for the remittance of electronic payments on pool assets and for the servicing functions related to the allocation and posting of payments on pool assets. [Each of [VENDOR(S)] is responsible for the opening, listing and depositing of remittance payments mailed to post office boxes serviced by the Asserting Party].

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	**	X

[NAME OF [SERVICER]
[SUBSERVICER]]

DATE:

BY:
NAME:
TITLE:

**

If there are any external enhancement or other support identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, Item 1122(d)(4)(xv) would be included in the Applicable Servicing Criteria for the Servicer.

Exhibit H

[FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS]

The opinion set forth below, which is to be delivered pursuant to subsection 2.12(c)(xii) of the Fifth Amended and Restated Transfer and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Addition Date with respect to similar matters.

1.  The provisions of the applicable Account Assignment are effective under the UCC to create a security interest in the Transferor’s rights in the Receivables in the Additional Accounts identified on the applicable schedules to the Account Assignment in favor of the Issuing Entity. If the transfer is characterized as a lien, the security interest will secure payment of the Secured Obligations.

2.  The security interest of the Issuing Entity will be perfected in the Transferor’s rights in that portion of the Receivables in the Additional Accounts identified on the applicable schedules to the Account Assignment in which a security interest can be perfected under the UCC by the filing of a financing statement upon the later of the attachment of the security interest in such assets and the filing of the applicable financing statement in the office of the Secretary of State of the State of Delaware.